UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

EMMIS COMMUNICATIONS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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May [27], 2016

Dear Shareholder:

The directors and officers of Emmis Communications Corporation join me in inviting you to attend the annual meeting of our shareholders on Thursday, July 7, 2016, at 10:00 a.m. local time, at our headquarters, One Emmis Plaza, 40 Monument Circle, Indianapolis, IN 46204. The formal notice of this annual meeting and the proxy statement appear on the following pages and are accompanied by a copy of our Form 10-K for the fiscal year ended February 29, 2016. After reading the proxy statement and other materials, please submit your proxy promptly by telephone or via the Internet in accordance with the instructions on the enclosed proxy card, or by marking, signing and returning a physical proxy card by mail, to ensure that your votes on the business matters of the meeting will be recorded.

We hope that you will attend this meeting. Whether or not you attend, we urge you to submit your proxy promptly. Even after submitting the proxy, you may, of course, vote in person on all matters brought before the meeting.

We look forward to seeing you on Thursday, July 7, 2016.

Sincerely,

Jeffrey H. Smulyan Chief Executive Officer, President and Chairman of the Board

The accompanying proxy statement is dated May [27], 2016 and is first being mailed, along with the associated proxy card, to Emmis’ shareholders on or about May [27], 2016.

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EMMIS COMMUNICATIONS CORPORATION

INDIANAPOLIS, INDIANA

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of the shareholders of Emmis Communications Corporation will be held on Thursday, July 7, 2016, at 10:00 a.m. local time, at One Emmis Plaza, 40 Monument Circle, Indianapolis, IN 46204.

Holders of common stock will be asked to consider and vote on the following matters:

(1)	election of three directors to Emmis’ board of directors for terms of three years;

(2)	approval of the 2016 Equity Compensation Plan, as set forth in Exhibit A to the accompanying proxy statement;

(3)	authorization for the board of directors, at its discretion without further action of the shareholders, to amend Emmis’ Second Amended and Restated Articles of Incorporation to effect a 1 for 4 reverse stock split;

(4)	approval, in an advisory vote, of the compensation of Emmis’ named executive officers as disclosed in this proxy statement;

(5)	ratification of the selection of Ernst & Young LLP as Emmis’ independent registered public accountants for the fiscal year ending February 28, 2017; and

(6)	transaction of any other business that may properly come before the meeting and any adjournments or postponements of the meeting.

We describe each of these proposals in more detail in the accompanying proxy statement, which you should read in its entirety before voting.

Only shareholders of record at the close of business on April 29, 2016 are entitled to notice of and to vote at this meeting and any adjournments or postponements of this meeting.

By order of the Board of Directors,

J. Scott Enright
Secretary

Indianapolis, Indiana

May [27], 2016

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on July 7, 2016:

The proxy statement and annual report are available at www.proxyvote.com.

Also available on the website are the Emmis proxy card, as well as additional voting information.

Exhibit A: Emmis Communications Corporation 2016 Equity Compensation Plan

EMMIS COMMUNICATIONS CORPORATION

ONE EMMIS PLAZA

40 MONUMENT CIRCLE

INDIANAPOLIS, INDIANA 46204

PROXY STATEMENT

In this proxy statement, Emmis Communications Corporation is referred to as “we,” “us,” “our,” “our company,” “the company” or “Emmis.”

QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING

Q:	Why did I receive this proxy statement?

As an Emmis shareholder, you received this proxy statement because our board of directors is soliciting your proxy to vote at the annual meeting of shareholders. The annual meeting will be held on Thursday, July 7, 2016, at 10:00 a.m., local time, at One Emmis Plaza, 40 Monument Circle, Indianapolis, IN 46204.

This proxy statement summarizes the information you need to know to vote on an informed basis at the annual meeting; however, you do not need to attend the annual meeting to vote your shares. See “How do I vote my shares before the Annual Meeting?” We expect to begin sending this proxy statement, the attached notice of annual meeting and the proxy card(s) on May [27], 2016, to all shareholders entitled to vote.

Q:	What am I voting on?

If you hold shares of common stock, you are being asked to consider and vote on the following:

•	election of three directors to our board of directors for terms of three years; and

•	approval of the 2016 Equity Compensation Plan, As set forth in Exhibit A to this proxy statement;

•	authorization for the board of directors, at its discretion without further action of the shareholders, to amend Emmis’ Second Amended and Restated Articles of Incorporation to effect a 1 for 4 reverse stock split (the “Reverse Stock Split Authorization”);

•	approval, in an advisory vote, of the compensation of Emmis’ named executive officers as disclosed in this proxy statement; and

•	ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending February 28, 2017.

Q:	Who is entitled to vote?

Holders of outstanding Class A common stock and holders of outstanding Class B common stock as of the close of business on April 29, 2016, the record date, are entitled to vote at the annual meeting. As of April 29, 2016, 43,902,275 shares of Class A common stock and 4,569,464 shares of Class B common stock were issued and outstanding. As of April 29, 2016, there were no shares of Class C common stock issued or outstanding.

Q:	Has the board of directors made any recommendation with respect to each proposal?

The board of directors recommends that holders of common stock vote FOR James M. Dubin, Greg A. Nathanson and Jeffrey H. Smulyan, the persons nominated by the board’s Corporate Governance and Nominating Committee to be elected by the holders of common stock as directors for terms of three years. The board of directors also recommends that holders of common stock vote FOR approval of the 2016 Equity Compensation Plan, FOR the Reverse Stock Split Authorization, FOR approval, in an advisory vote, of the compensation of our named executive officers, and FOR ratification of Ernst & Young LLP as our independent registered public accountants.

Q:	What does it mean if I get more than one proxy card?

If you receive more than one proxy card, it means you hold shares registered in more than one account. Sign and return ALL proxy cards to ensure that all your shares are voted.

Q:	What are the voting rights of the common stock?

Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes. Generally, the holders of Class A and Class B common stock vote together as a single group. However, the two classes vote separately in connection with the election of certain directors, certain “going private” transactions and other matters as provided by law.

At this annual meeting, the Class A and Class B common stock will vote together on the election of three directors, the approval of the 2016 Equity Compensation Plan, the approval of the Reverse Stock Split Authorization, the approval, in an advisory vote, of the compensation of our named executive officers, and the ratification of Ernst & Young LLP as our independent registered public accountants.

Q:	How do I vote my shares before the Annual Meeting?

If you hold your shares in your own name, you may submit a proxy by telephone, via the Internet or by mail.

•	Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Daylight Time on July 6, 2016 by calling the toll-free telephone number on the enclosed proxy card, (800) 690-6903. Telephone proxy submission is available 24 hours a day. Voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate shareholders by using individual control numbers.

•	Submitting a Proxy via the Internet: You can submit a proxy via the Internet until 11:59 p.m. Eastern Daylight Time on July 6, 2016 by accessing the web site listed on your proxy card, www.proxyvote.com, and following the instructions you will find on the web site. Internet proxy submission is available 24 hours a day. As with telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

•	Submitting a Proxy by Mail: If you choose to submit a proxy by mail, simply mark the appropriate proxy card, date and sign it, and return it in the postage paid envelope provided or to the address shown on the proxy card. Your proxy must be received by the Secretary before the start of the meeting in order to be counted.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions. You may also attend the Annual Meeting and vote in person.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. The availability of telephonic or Internet voting will depend on the bank’s or broker’s voting process. Please check with your bank or broker and follow the voting procedures your bank or broker provides to vote your shares. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

Q:	If I am the beneficial owner of shares held in “street name” by my broker, will my broker automatically vote my shares for me?

Stock exchange rules applicable to brokers grant your broker discretionary authority to vote your shares without receiving your instructions on certain matters. Your broker has discretionary voting authority under these rules to vote your shares on the ratification of Ernst & Young LLP as our independent registered public accountants. However, unless you provide voting instructions to your broker, your broker does not have discretionary authority to vote on the election of directors, the approval of the 2016 Equity Compensation Plan, the approval of the Reverse Stock Split Authorization, or the approval, on an advisory basis, of the compensation of our named executive officers. Therefore, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Q:	How will my shares be voted if I give my proxy but do not specify how my shares should be voted?

If you provide specific voting instructions, your shares will be voted at the Annual Meeting in accordance with your instructions. If you return your signed proxy card but do not indicate your voting preferences, we will vote on your behalf FOR each of the nominees for whom you are entitled to vote, FOR the approval of the 2016 Equity Compensation Plan, FOR the Reverse Stock Split Authorization, FOR the approval, in an advisory vote, of the compensation of our named executive officers as disclosed in the proxy statement, and FOR the ratification of Ernst & Young LLP as our independent registered public accountants.

Q:	What is an “abstention” or a broker “non-vote” and how do they affect the vote?

An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. An abstention with respect to the election of directors is neither a vote cast “for” a nominee nor a vote cast “against” the nominee and, therefore, will have no effect on the outcome of the vote. Abstentions with respect to approval of the 2016 Equity Compensation Plan, approval of the Reverse Stock Split Authorization, approval, in an advisory vote, of the compensation of our named executive officers as disclosed in this proxy statement, or the ratification of Ernst & Young LLP as our independent registered public accountants will also have no effect on the outcome of the vote.

A broker “non-vote” occurs when a broker or other nominee who holds shares for the beneficial owner is unable to vote those shares for the beneficial owner because the broker or other nominee does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Brokers will have discretionary voting power to vote shares for which no voting instructions have been provided by the beneficial owner only with respect to the ratification of Ernst & Young LLP as our independent registered public accountants. Brokers will not have such discretionary voting power to vote shares with respect to the election of directors, approval of the 2016 Equity Compensation Plan, approval of the Reverse Stock Split Authorization, or approval, in an advisory vote, of the compensation of our named executive officers. Shares that are the subject of a broker non-vote are included for quorum purposes, but a broker non-vote with respect to a proposal will not be counted as a vote represented at the meeting and entitled to vote and, consequently, as a general matter, will have no effect on the outcome of the vote.

Q:	How can I change my vote?

You may revoke your proxy at any time before it is exercised by:

•	Delivering to the Secretary a written notice of revocation, dated later than the proxy, before the vote is taken at the Annual Meeting;

•	Delivering to the Secretary an executed proxy bearing a later date, before the vote is taken at the Annual Meeting;

•	Submitting a proxy on a later date by telephone or via the Internet (only your last telephone or Internet proxy will be counted), before 11:59 p.m. Eastern Time on July 6, 2016; or

•	Attending the Annual Meeting and voting in person (your attendance at the Annual Meeting, in and of itself, will not revoke the proxy).

Any written notice of revocation, or later dated proxy, should be delivered to:

Emmis Communications Corporation

One Emmis Plaza

40 Monument Circle

Indianapolis, Indiana 46204

Attention: J. Scott Enright, Secretary

Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Secretary at the Annual Meeting before we begin voting.

If your shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

Q:	Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will count the votes.

Q:	What constitutes a quorum?

A majority of the combined voting power of the outstanding Class A and Class B common stock entitled to vote at the meeting constitutes a quorum for the items to be voted on by the common stock at the Annual Meeting (i.e., counting one vote for each share of outstanding Class A common stock and ten votes for each share of outstanding Class B common stock, present in person or represented by proxy).

Q:	What is the advisory vote on compensation?

The advisory vote on compensation is an advisory vote by the Company’s shareholders whereby the shareholder can either endorse or not endorse the Company’s system of compensating its executive officers. While the advisory vote on compensation is not binding on the Board, the Board intends to take the vote into consideration in making future compensation awards to the Company’s executive officers.

Q:	How many votes are needed for approval of each proposal?

Directors to be elected by the holders of common stock will be elected by a plurality of the votes cast by the holders of outstanding common stock entitled to vote in the election who are present, in person or by proxy, at the meeting. Consequently, the director nominees receiving the most votes of the holders of Class A and Class B common stock, voting together, will be elected to fill three director positions. Only votes cast FOR a nominee will be counted.

The approval of the 2016 Equity Compensation Plan, the approval of the Reverse Stock Split Authorization, the approval, on an advisory basis, of the compensation of our named executive and the ratification of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending February 28, 2017 requires that the number of votes cast in favor of that proposal by holders of our outstanding Class A common stock and Class B common stock, voting together, exceed the number of votes cast against the proposal by such holders of our outstanding Class A common stock and Class B common stock.

Q:	What percentage of stock does our largest individual shareholder own and how does he intend to vote? What about executive officers and directors?

Jeffrey H. Smulyan, our Chairman, Chief Executive Officer and President, is our largest single shareholder, beneficially owning approximately 2.7% of our Class A common stock and 100% of our Class B common stock as of April 29, 2016. Mr. Smulyan has informed us that he intends to vote for each of the nominees for director and in favor of the proposals regarding approval of the 2016 Equity Compensation Plan, approval of the Reverse Stock Split Authorization, approval, on an advisory basis, of the compensation of our named executive officers, and the ratification of the selection of Ernst & Young LLP as our independent registered public accountants. If he does so, the election of all three directors, the proposals for approval of the 2016 Equity Compensation Plan, approval of the Reverse Stock Split Authorization, approval, on an advisory basis, of the compensation of our named executive officers, and ratification of the selection of Ernst & Young LLP as our independent registered public accountants are expected to be approved because Mr. Smulyan controls approximately 51.9% of the combined voting power of our outstanding common stock (not including the potential voting power of unexercised options).

All directors and executive officers together own outstanding Class A common stock and Class B common stock representing approximately 57.7% of the combined voting power of our outstanding common stock, not including the potential voting power of unexercised options.

Q:	Does Emmis offer an opportunity to receive future proxy materials electronically?

Yes. If you are a shareholder of record, you may, if you wish, receive future proxy statements and annual reports online. If you elect this feature, you will receive either a proxy card or an e-mail message notifying you when the materials are available, along with a web address for viewing the materials. You may sign up for electronic delivery by marking and signing the appropriate spaces on your proxy card or by contacting our Investor Relations Department by e-mail at ir@emmis.com or toll-free by phone at (866) 366-4703. If you received these materials electronically, you do not need to do anything to continue receiving materials electronically in the future.

If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. Please follow the instructions of your broker.

Electronic delivery saves Emmis money by reducing printing and mailing costs. It will also make it convenient for you to receive your proxy materials online. Emmis charges nothing for electronic delivery. You may, of course, incur the usual expenses associated with Internet access, such as telephone charges or charges from your Internet service provider.

You may discontinue electronic delivery at any time. For more information, contact our Investor Relations Department by e-mail at ir@emmis.com or toll-free by phone at (866) 366-4703.

Q:	Who can attend the Annual Meeting?

All shareholders as of April 29, 2016 can attend.

Q:	Where will the meeting take place?

The annual meeting will take place at our corporate headquarters, located at One Emmis Plaza, 40 Monument Circle, Suite 700, Indianapolis, IN 46204.

Q:	How can I obtain directions to attend the annual meeting in person?

If you need directions to the location of the annual meeting, please contact our Investor Relations Department by e-mail at ir@emmis.com or toll-free by phone at (866) 366-4703.

Q:	What do I do if I have additional questions?

If you have any questions prior to the annual meeting, please contact our Investor Relations Department by e-mail at ir@emmis.com or toll-free by phone at (866) 366-4703.

FORWARD-LOOKING STATEMENTS

This Proxy Statement includes or incorporates “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. You can identify these forward-looking statements by our use of words such as “intend,” “plan,” “may,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions, whether in the negative or affirmative. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:

•	general economic and business conditions;

•	fluctuations in the demand for advertising and demand for different types of advertising media;

•	our ability to service our outstanding debt;

•	competition from new or different technologies;

•	increased competition in our markets and the broadcasting industry, including our competitors changing the format of a station they operate to more directly compete with a station we operate in the same market;

•	our ability to attract and secure programming, on-air talent, writers and photographers;

•	inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;

•	increases in the costs of programming, including on-air talent;

•	inability to grow through suitable acquisitions or to consummate dispositions;

•	changes in audience measurement systems;

•	new or changing regulations of the Federal Communications Commission or other governmental agencies;

•	war, terrorist acts or political instability; and

•	other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

In addition, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers or dispositions. We undertake no obligation to update or revise any forward-looking statements because of new information, future events or otherwise.

PROPOSAL 1: ELECTION OF DIRECTORS

Three directors are to be elected by the holders of common stock. James M. Dubin, Greg A. Nathanson and Jeffrey H. Smulyan have each been nominated for a term of three years and until their respective successors have been elected and qualified. Messrs. Dubin, Nathanson and Smulyan will be elected by the Class A and Class B common stock voting together as a single class. Messrs. Dubin, Nathanson and Smulyan are all members of the present board of directors.

If, at the time of this annual meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The board of directors has no reason to believe that any substitute nominee or nominees will be required.

Name, Age, Principal Occupation(s) and

                Business Experience

Nominated for a term expiring in 2019:

James M. Dubin, Age 69

Mr. Dubin was a partner at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison, LLP for 30 years until his retirement in 2012. Since his retirement he has engaged in private consulting work through Madison Place Partners, LLC. He also serves as a board member and member of the audit committee for Conair Corporation, a manufacturer and marketer of health and beauty products and kitchen and electronic appliances, and as a board member for several nonprofit organizations.

Greg A. Nathanson, Age 69

Mr. Nathanson joined Emmis in 1998 as Television Division President, resigning effective October 1, 2000. He is currently a media consultant. Mr. Nathanson has over 30 years of television broadcasting experience, having served as President of Programming and Development for Twentieth Television from 1996 to 1998; as General Manager of KTLA-TV in Los Angeles, California from 1992 to 1996; and as General Manager of the Fox television station KTTV from 1988 to 1992. In addition, he was President of all the Fox Television stations from 1990 to 1992.

Jeffrey H. Smulyan, Age 69

Mr. Smulyan founded Emmis in 1979 and is the Chairman of the board of directors and Chief Executive Officer. He has held the positions of Chairman of the board of directors and Chief Executive Officer since 1981 and was President until August 2015. Mr. Smulyan began working in radio in 1973, and has owned one or more radio stations since then. Formerly, he was also the owner and chief executive officer of the Seattle Mariners Major League Baseball team. He is former Chairman of the Radio Advertising Bureau; a former director of The Finish Line, a sports apparel manufacturer; and serves as a Trustee of his alma mater, the University of Southern California. Mr. Smulyan has been chosen Radio Executive of the Year by a radio industry publication.

Directors whose terms expire in 2018:

Susan B. Bayh,(1) Age 56

Mrs. Bayh was the Commissioner of the International Joint Commission of the United States and Canada until 2001. She served as a Distinguished Visiting Professor at the College of Business Administration at Butler University from 1994 through 2003. Previously, she was an attorney with Eli Lilly & Company. She is a director of Indiana University School of Public and Environmental Affairs and of Northwest Biotherapeutics. Mrs. Bayh also serves as an adjunct professor for the University of Southern California Gould School of Law where she has taught since September 2015.

Gary L. Kaseff, Age 68

Mr. Kaseff became Executive Vice President and General Counsel of Emmis in 1998, resigning that position effective March, 2009. He remains employed by Emmis. Before becoming general counsel, Mr. Kaseff practiced law in Southern California. Previously, he was President of the Seattle Mariners Major League Baseball team and partner with the law firm of Epport & Kaseff.

Patrick M. Walsh, Age 49

Mr. Walsh became President and Chief Operating Officer in August 2015. Previously, he was Executive Vice President, Chief Financial Officer and Chief Operating Officer of Emmis, having joined Emmis in September 2006. Mr. Walsh came to Emmis from iBiquity Digital Corporation, the developer and licensor of HD Radio technology, where he served as Chief Financial Officer and Senior Vice President from 2002 to 2006. Prior to joining iBiquity, Mr. Walsh was a management consultant for McKinsey & Company, and served in various management positions at General Motors Acceptance Corporation and Deloitte & Touche LLP.

Directors whose terms expire in 2017:

Richard A. Leventhal, Age 69

Mr. Leventhal is President and majority owner of LMCS, LLC, an investment, management and consulting company and is a director of WastePoint, LLC, a concierge trash and recycling company. Previously, Mr. Leventhal co-owned and operated Top Value Fabrics, Inc., a wholesale fabric and textile company in Carmel, Indiana, for 27 years.

Peter A. Lund,(1) Age 75

Mr. Lund is a private investor and media consultant who formerly served as Chairman of Eos International, Inc., a holding company. Mr. Lund has over 40 years of broadcasting experience and most recently served as President and Chief Executive Officer of CBS Inc. and President and Chief Executive Officer of CBS Television and Cable. He was a director of The DIRECTV Group, Inc., a communications company, and Crown Media Holdings, Inc., an owner and operator of cable television channels.

Lawrence B. Sorrel, Age 57

Mr. Sorrel is Co- Founder and Managing Partner of Tailwind Capital, a growth oriented private equity firm with over $2 billion under management, where he has worked since 2003. Prior to founding Tailwind, Mr. Sorrel was a general partner of private equity firm Welsh, Carson, Anderson & Stowe and a Managing Director of Morgan Stanley, where he was a senior executive in the private equity business.

(1)	Independent director elected by the holders of the Class A common stock voting as a separate class.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that you vote “FOR James M. Dubin, Greg A. Nathanson and Jeffrey H. Smulyan, the persons nominated by the Corporate Governance and Nominating Committee to be elected by the holders of common stock as directors.

The Corporate Governance and Nominating Committee believes that well-functioning boards consist of a diverse collection of individuals that bring a variety of complementary skills. Although the board of directors does not have a formal policy with regard to the consideration of diversity in identifying directors, diversity is one of the factors that the Corporate Governance and Nominating Committee may, pursuant to its charter, take into account in identifying director candidates. The Corporate Governance and Nominating Committee generally considers each director eligible for nomination in the broad context of the overall composition of our board of directors with a view toward constituting a board that, as a body, possesses the appropriate mix of skills and experience to oversee our business. Depending on current membership of our board of directors, the Corporate Governance and Nominating Committee also may decide to seek or give preference to a qualified candidate who is female or adds to the ethnic diversity of the board. The experience, qualifications, attributes, or skills that led the Corporate Governance and Nominating Committee to conclude that each of the members of the board of directors nominated by the Corporate Governance and Nominating Committee should serve on the board are generally described below:

Susan B. Bayh

Mrs. Bayh is a lawyer with extensive experience in corporate governance and regulatory matters. She has served as a director of several large and small companies in the highly-regulated pharmaceutical and insurance industries. Her experience as a Commissioner of the International Joint Commission of the United States and Canada also provides international relations perspective relevant to our past, and consideration of future, operations in foreign regulatory environments.

James M. Dubin

Mr. Dubin is a lawyer with over 30 years of experience advising businesses on large corporate and securities transactions. During that time, he served for 11 years as chairman of his firm’s finance committee, with responsibility for oversight of the financial affairs of an enterprise with over $500 million in revenues. He has served as a director of Carnival Corporation & PLC and Conair Corporation and as a member of Conair Corporation’s audit committee. His experience with financial markets and complex financing transactions, corporate governance and executive compensation matters, and mergers and acquisitions is helpful to us.

Gary L. Kaseff

Mr. Kaseff is a lawyer with extensive knowledge of the legal issues arising in the broadcast and publishing industries.

Richard A. Leventhal

Mr. Leventhal is the former owner and operator of a small business, with experience in financial and operational issues affecting organizations, as well as management and development experience. He also brings the perspective to the board of a substantial segment of our local advertisers.

Peter A. Lund

Mr. Lund has over 40 years of experience in the broadcasting industry, with particular concentration in the ownership and operation of radio and television stations. He is also familiar with radio and television network operations.

Greg A. Nathanson

Mr. Nathanson has extensive experience in the broadcasting industry, encompassing both individual station and network operations. He also has an insider’s view of the operation of our company, having served as an executive officer until 2000.

Jeffrey H. Smulyan

Mr. Smulyan is the founder and Chief Executive Officer of Emmis, with extensive broadcasting experience. His experience ranges from running an individual radio station to chairing significant broadcast industry groups. He has developed with the Emmis team a variety of new and highly successful radio formats that contributed to the company’s growth and sustained the company during economic downturns. As our Chief Executive Officer and a recognized industry leader, Mr. Smulyan provides the board with information about the daily operations of the company as well as strategic insights into the broadcast industry and future trends that will likely affect the company’s operations. His experiences with sports management, and as a former director of a retail company, are also valuable to the company’s programming operations and customer relations activities.

Lawrence B. Sorrel

During his career, Mr. Sorrel has served as a board member of more than 40 mid-sized businesses and has extensive experience with the purchase, sale and financing of businesses in the communications industry and with credit profiles similar to ours. Mr. Sorrel’s experience in the private equity industry adds a long-term strategic perspective to the board’s deliberations.

Patrick M. Walsh

Mr. Walsh serves as the company’s President and Chief Operating Officer. In addition to his background in finance, accounting and operations, Mr. Walsh has experience as a management consultant and has served in financial and operational capacities in a business that sold technology to the radio industry. He offers the board an inside view of the company’s finances and operations along with a strategic perspective on aspects of the radio broadcasting industry’s future.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

As of April 29, 2016, there were 43,902,275 shares of our Class A common stock and 4,569,464 shares of our Class B common stock issued and outstanding. The Class A common stock is entitled to an aggregate of 43,902,275 votes and the Class B common stock is entitled to an aggregate of 45,694,640 votes. The following table shows, as of April 29, 2016, the number of shares and percentage of our Class A common stock held by each person known to us to own beneficially more than five percent of the issued and outstanding common stock, by the executive officers named in the beneficial ownership table below and our directors, and by our executive officers and directors as a group. Unless otherwise specified, the address of each person listed is: One Emmis Plaza, 40 Monument Circle, Suite 700, Indianapolis, IN 46204.

	Class A Common Stock			Class B Common Stock
Five Percent Shareholders, Directors, Nominee and Certain Executive Officers	Amount and Nature of Beneficial Ownership		Percent of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Percent of Total Voting Power
Jeffrey H. Smulyan	1,229,854	(1)	2.7%	4,569,464	(15)	100.0%	51.9%
Susan B. Bayh	330,527	(2)	*	—		—	*
Richard F. Cummings	565,210	(3)	1.3%	—		—	*
James M. Dubin	114,491	(4)	*	—		—	*
Ryan A. Hornaday	341,902	(5)	*	—		—	*
Gary L. Kaseff	432,868	(6)	1%	—		—	*
Richard A. Leventhal	641,074	(7)	1.5%	—		—	*
Peter A. Lund	734,015	(8)	1.7%	—		—	*
Greg A. Nathanson	806,023	(9)	1.8%	—		—	*
Lawrence B. Sorrel	741,766	(10)	1.7%	—		—	*
Patrick M. Walsh	965,431	(11)	2.2%	—		—	*
Steven D. Lebowitz	2,799,221	(12)	6.4%	—		—	3.1%
Zazove	2,462,157	(13)	5.6%	—		—	2.7%

All Executive Officers and Directors as a Group (12 persons)	7,807,553	(14)	16.6%	4,569,464		100.0%	57.7%

*	Less than 1%.
(1)	Consists of 8,441 shares held in the 401(k) Plan, 354,677 shares owned individually, 11,120 shares held by Mr. Smulyan as trustee for his children over which Mr. Smulyan exercises or shares voting control, 3,000 shares held by Mr. Smulyan as trustee for his niece over which Mr. Smulyan exercises or shares voting control, 30,625 shares held by The Smulyan Family Foundation over which Mr. Smulyan shares voting and dispositive control, and 821,991 shares represented by stock options exercisable currently or within 60 days of April 29, 2016. Mr. Smulyan has pledged [239,948] shares of Class A common stock to a financial institution.
(2)	Consists of 136,623 shares owned individually and 193,904 shares represented by stock options exercisable currently or within 60 days of April 29, 2016. Of the shares owned individually, 2,195 are restricted stock subject to forfeiture if certain conditions are not satisfied.
(3)	Consists of 400,521 shares owned individually, 8,260 shares owned for the benefit of Mr. Cummings’ children, 6,429 shares held in the 401(k) Plan, and 150,000 shares represented by stock options exercisable currently or within 60 days of April 29, 2016. Of the shares owned individually, 199,999 are restricted stock subject to forfeiture if certain conditions are not satisfied.
(4)	Consists of 99,855 shares owned individually and 14,636 shares represented by stock options exercisable currently or within 60 days of April 29, 2016. Of the shares owned individually, 6,585 are restricted stock subject to forfeiture if certain conditions are not satisfied.
(5)	Consists of 244,296 shares owned individually, 2,606 shares held in the 401(k) Plan, and 95,000 stock options exercisable currently or within 60 days of April 20, 2016. Of the shares owned individually, 100,000 are restricted stock subject to forfeiture if certain conditions are not satisfied.

(6)	Consists of 246,446 shares owned individually by Mr. Kaseff, 3,411 shares owned by Mr. Kaseff’s spouse, 1,346 shares held by Mr. Kaseff’s spouse for the benefit of their children, 2,395 shares held in the 401(k) Plan, and 179,270 shares represented by stock options exercisable currently or within 60 days of April 29, 2016. Of the shares owned individually, 2,195 are restricted stock subject to forfeiture if certain conditions are not satisfied.
(7)	Consists of 425,083 shares owned individually, 3,000 shares owned by Mr. Leventhal’s spouse, 1,487 shares held in an IRA, 17,600 shares owned by a corporation of which Mr. Leventhal is a 50% shareholder and 193,904 shares represented by stock options exercisable currently or within 60 days of April 29, 2016. Of the shares owned individually, 4,390 are restricted stock subject to forfeiture if certain conditions are not satisfied.
(8)	Consists of 540,111 shares owned individually and 193,904 shares represented by stock options exercisable currently or within 60 days of April 29, 2016. Of the shares owned individually, 4,390 are restricted stock subject to forfeiture if certain conditions are not satisfied.
(9)	Consists of 568,119 shares owned individually or jointly with his spouse, 44,000 shares owned by trusts for the benefit of Mr. Nathanson’s children and 193,904 shares represented by stock options exercisable currently or within 60 days of April 29, 2016. Of the shares owned individually, 6,585 are restricted stock subject to forfeiture if certain conditions are not satisfied.
(10)	Consists of 547,862 shares owned individually and 193,904 shares represented by stock options exercisable currently or within 60 days of April 29, 2016. Of the shares owned individually, 4,390 are restricted stock subject to forfeiture if certain conditions are not satisfied.
(11)	Consists of 711,414 shares owned individually, 4,017 shares held in the 401(k) Plan, and 250,000 shares represented by stock options exercisable currently or within 60 days of April 29, 2016. Of the shares owned individually, 193,799 are restricted stock subject to forfeiture if certain conditions are not satisfied.
(12)	Information concerning these shares was obtained from a Schedule 13G filed February 16, 2016 by Steven D. Lebowitz, Deborah P. Lebowitz, The Steven & Deborah Lebowitz Foundation and The Lebowitz Family, LLC, all of whose addresses are 439 N. Bedford Drive, Beverly Hills, California 90210. Their ownership also includes shares owned by the Lebowitz Family Trust – 1986.
(13)	Information concerning these shares was obtained from a Schedule 13G filed May 9, 2016 by Zazove Associates, LLC, Zazove Associates, Inc. and Gene T. Pretti, all of whose addresses are 1001 Tahoe Blvd., Incline Village, Nevada 89451.
(14)	Includes 2,907,918 shares represented by stock options exercisable currently or within 60 days of April 29, 2016.
(15)	Mr. Smulyan has pledged [1,931,621] shares of Class B common stock to a financial institution. Under the terms of our articles of incorporation, if any of these shares are transferred to a third party as a result of this pledge, they would automatically convert into an equivalent number of shares of Class A common stock and thereafter be entitled to only one vote per share.

CORPORATE GOVERNANCE

General

Emmis aspires to the highest ethical standards for our employees, officers and directors, and remains committed to the interests of our shareholders and other constituents. We believe we can achieve these objectives only with a plan for corporate governance that clearly defines responsibilities, sets high standards of conduct and promotes compliance with the law. The board of directors has adopted formal corporate governance guidelines, as well as policies and procedures designed to foster the appropriate level of corporate governance. Some of these guidelines and procedures are discussed below. For further information, including electronic versions of our Code of Business Conduct and Ethics, our Corporate Governance Guidelines, our Audit Committee Charter, our Compensation Committee Charter, our Corporate Governance and Nominating Committee Charter and our Auditor Independence Policy, please visit the Corporate Governance section of our website (www.emmis.com) located under the Investors heading.

Independent Directors

Our board of directors currently consists of nine members. Of these, our board has determined that six (Mrs. Bayh and Messrs. Dubin, Leventhal, Lund, Nathanson and Sorrel) qualify as “independent directors” under the listing standards of The Nasdaq Stock Market, Inc. In addition, Emmis is a “Controlled Company” as defined in the Nasdaq listing standards because more than 50% of the company’s voting power is held by one individual. The company is, therefore, pursuant to Nasdaq Marketplace Rule 5615(c)(2), exempt from certain aspects of Nasdaq’s listing standards relating to independent directors. Nevertheless, the company has voluntarily complied with such rules and a majority of the members of the board of directors are “independent directors” under Nasdaq rules.

Code of Ethics

Emmis has adopted a Code of Business Conduct and Ethics to document the ethical principles and conduct we expect from our employees, officers and directors. A copy of our Code of Business Conduct and Ethics is available in the Corporate Governance section of our website (www.emmis.com) located under the Investors heading.

Leadership Structure, Lead Director and Risk Oversight

The Emmis bylaws provide that the chairman of the board shall be the chief executive officer of the corporation. The board believes that this structure is in the best interest of the company at this time because it makes the best use of the chief executive officer’s extensive knowledge of the company and its industry and also facilitates communication between management and the board of directors.

Our independent directors appointed Richard A. Leventhal as the “Lead Director” effective March 1, 2011. In that role, Mr. Leventhal is responsible for coordinating and leading the independent directors, presiding over executive sessions of the independent directors and acting as a liaison between the independent directors and the rest of the board of directors and Emmis management.

The board of directors expects the company’s management to take primary responsibility for identifying material risks the company faces and communicating them to the board, developing and implementing appropriate risk management strategies responsive to those risks with oversight from the board, and integrating risk management into the company’s decision-making processes. The board, through the Audit Committee on a quarterly basis and as a full board at least annually, regularly reviews information regarding the company’s credit, liquidity and operational risks as well as strategies for addressing and managing such risks. In addition, the Compensation Committee monitors the company’s compensation programs so that such programs do not encourage excessive risk-taking by company employees.

Communications with Independent Directors

Any employee, officer, shareholder or other interested party who has an interest in communicating with the Lead Director or any other Emmis independent directors regarding any matter may do so by directing communication to Mr. Leventhal as the Lead Director addressed to Lead Director, c/o Corporate Secretary, Emmis Communications Corporation, One Emmis Plaza, 40 Monument Circle, Suite 700, Indianapolis, Indiana 46204, by facsimile to (317) 684-5583, or by e-mail message to LeadDirector@emmis.com. The communication will be delivered to the independent directors as appropriate. For matters related to nominations or corporate governance, a communication should specify that it is directed to the Corporate Governance and Nominating Committee. For matters related to finance or auditing, a communication should specify that it is directed to the Audit Committee. For matters related to compensation, a communication should specify that it is directed to the Compensation Committee. Messages for any director or the board of directors as a whole may be delivered through the Lead Director as well.

Certain Committees of the Board of Directors

Our board of directors currently has several committees, including an Audit Committee, a Corporate Governance and Nominating Committee, a Compensation Committee and an Executive Committee.

Audit Committee. The Audit Committee’s primary responsibility is to engage our independent auditors and otherwise to monitor and oversee the audit process. The Audit Committee also undertakes other related responsibilities as summarized in the Report of the Audit Committee below and detailed in the Audit Committee Charter, which is available in the Corporate Governance section of our website (www.emmis.com) located under the Investors heading. The board of directors has determined that the members of the Audit Committee, Richard A. Leventhal (chair), James M. Dubin, Peter A. Lund and Lawrence B. Sorrel, are independent directors under the Securities Exchange Act of 1934 and the Nasdaq listing standards. The board of directors has also determined that Lawrence B. Sorrel is an “Audit Committee financial expert” as defined in rules adopted under the Securities Exchange Act of 1934. The Audit Committee held four meetings during the last fiscal year.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee’s primary responsibility is to assist the board of directors by (1) evaluating and assessing corporate governance issues affecting Emmis and (2) identifying individuals qualified to become members of the board of directors and recommending nominees to the board of directors for the next annual meeting of shareholders. The Corporate Governance and Nominating Committee charter is available in the Corporate Governance section of our website (www.emmis.com) located under the Investors heading. The Corporate Governance and Nominating Committee evaluates current members of the board of directors and potential candidates with respect to their independence, business, strategic and financial skills, as well as overall experience in the context of the needs of the board of directors as a whole. The Corporate Governance and Nominating Committee typically concentrates its focus on candidates with the following characteristics and qualifications, though not necessarily limited thereto:

•	Chief executive officers or senior executives, particularly those with experience in broadcasting, finance, marketing and information technology.

•	Individuals representing diversity in gender and ethnicity.

•	Individuals who meet the current criteria to be considered as independent directors.

The Corporate Governance and Nominating Committee will consider and evaluate potential nominees submitted by holders of our Class A common stock to our corporate secretary on or before the date for shareholder nominations specified in the “Shareholder Proposals” section of this proxy statement. These potential nominees will be considered and evaluated using the same criteria as potential nominees obtained by the Corporate Governance and Nominating Committee from other sources.

In its assessment of each potential candidate, including those recommended by shareholders, the Corporate Governance and Nominating Committee takes into account all factors it considers appropriate, which may include (a) ensuring that the board of directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the SEC), local or community ties, and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and related industries, independence of thought and an ability to work collegially. The Corporate Governance and Nominating Committee also may consider the extent to which the candidate would fill a present need on the board of directors. Typically, after conducting an initial evaluation of a candidate, the Corporate Governance and Nominating Committee will interview that candidate if it believes the candidate might be suitable to be a director and may ask the candidate to meet with other directors and management. If the Corporate Governance and Nominating Committee believes a candidate would be a valuable addition to the board of directors, it will recommend to the full board that candidate’s nomination as a director.

The members of the Corporate Governance and Nominating Committee are Susan B. Bayh (chair), James M. Dubin and Richard A. Leventhal, all of whom are “independent directors” under Nasdaq standards. The Corporate Governance and Nominating Committee held three meetings during the last fiscal year.

Compensation Committee. The Compensation Committee provides a general review of our compensation and benefit plans to ensure that our corporate objectives are met, establishes compensation arrangements and approves compensation payments to our executive officers, and generally administers our stock option and incentive plans. The Compensation Committee’s charter is available in the Corporate Governance section of our website (www.emmis.com) located under the Investors heading. The members of the Compensation Committee are Peter A. Lund (chair), Susan B. Bayh, James M. Dubin and Lawrence B. Sorrel, all of whom are independent directors under Nasdaq standards. The Compensation Committee held six meetings during the last fiscal year.

Executive Committee. The Executive Committee has the authority to manage the business of the corporation to the same extent that the board of directors has the authority to manage the business of the corporation except to the extent that the executive committee’s powers may be limited by Ind. Code § 23-1-34-6(e). The members of the Executive Committee are Jeffrey H. Smulyan (chair), Susan B. Bayh, James M. Dubin, Richard A. Leventhal and Lawrence B. Sorrel. The Executive Committee held no meetings during the last fiscal year.

Meeting Attendance

During our last fiscal year, our board of directors held seven meetings, either in person or by telephone. Each director attended at least 75% of the aggregate of (1) the total number of meetings of our board of directors held while he or she was a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served on the committee.

We believe that communication between our shareholders and the members of our board of directors is enhanced by the opportunity for personal interaction at our annual meeting of shareholders. Accordingly, we encourage the members of our board of directors to attend our annual meeting of shareholders whenever possible. All of the nine members of our board of directors attended our annual meeting of shareholders held on July 9, 2015.

Compensation of Directors

Directors who are not officers of Emmis are compensated for their services at the rate of $3,000 per board of directors meeting attended in person, $1,500 per board of directors meeting attended by phone and $2,000 per committee meeting attended, whether in person or by phone. These fees are paid in the form of Class A common stock after the end of each calendar year. The per share price used for payment of these fees is established using the market value of Emmis Class A common stock prior to the end of the previous fiscal year, discounted by 20% to the extent the director attends at least 75% of the board and committee meetings applicable to the director. Each of our non-officer directors attended a sufficient number of meetings to receive the discount for the calendar year ended December 31, 2015. In addition, each director who is not an officer or employee of Emmis receives a $30,000 annual retainer, the chair of our Audit Committee receives a $10,000 annual retainer, the chair of our Compensation Committee receives a $5,000 annual retainer, the chair of our Corporate Governance and Nominating Committee receives a $3,000 annual retainer, and the Lead Director receives a $3,000 annual retainer. These annual retainers were paid in cash for fiscal 2016. In addition, directors who are not officers of Emmis are entitled to receive annually 2,195 shares of restricted stock and options to purchase 7,317 shares of Class A common stock. The options are granted on the date of our annual meeting of shareholders at the fair market value of the underlying shares on that date and are to vest annually in three equal installments. Restricted stock is also granted on the date of our annual meeting of shareholders and will vest on the earlier of the end of the director’s three-year term or the third anniversary of the date of grant. Our directors are also eligible to participate in our health insurance plan by paying the same rate charged for Continuation Coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA) of 1986. The board is currently evaluating our director compensation to ensure it is commensurate with director compensation paid to directors of other comparable companies. As part of that evaluation, the Compensation Committee awarded each director who is not an officer of the company an option to purchase 100,000 shares of our Class A common stock.

In the table below, we have set forth information regarding compensation for the fiscal year ended February 29, 2016, received by each of our directors as of February 29, 2016 who is not an officer of Emmis. The dollar amounts in the table below for stock and option awards are the grant date fair market values associated with such awards.

2016 DIRECTOR COMPENSATION TABLE

	Fees Earned or	Stock	Option	All Other
Name	Paid in Cash	Awards (1)(2)	Awards (3)	Compensation	Total
Susan B. Bayh	$33,000	$13,496	$28,470	—	$74,966
James M. Dubin	30,000	18,710	28,470	—	77,180
Gary L. Kaseff	30,000	9,152	28,470	(4)	67,622
Richard A. Leventhal	43,000	15,886	28,470	—	87,356
Peter A. Lund	35,000	16,320	28,470	—	79,790
Greg A. Nathanson	30,000	9,152	28,470	—	67,622
Lawrence B. Sorrel	30,000	15,451	28,470	—	73,921

(1)	On July 9, 2015, each director named in the table above received a grant of 2,195 restricted shares, having an aggregate date of grant fair value of $2,634 using the closing price as of the date of grant. In the following table we set forth for each named director the number of unrestricted shares the director received on January 4, 2016, for meetings held during 2015:

Name	Shares
Mrs. Bayh	16,711
Mr. Dubin	24,733
Mr. Kaseff	10,027
Mr. Leventhal	20,388
Mr. Lund	21,056
Mr. Nathanson	10,027
Mr. Sorrel	19,719

(2)	At February 29, 2016, each named director had the following number of shares of restricted stock which were scheduled to vest on the following dates:

Name	Shares	Vesting Date
Mrs. Bayh	2,195	Annual meeting for Fiscal 2018
Mr. Dubin	6,585	Annual meeting for Fiscal 2016
Mr. Kaseff	2,195	Annual meeting for Fiscal 2018
Mr. Leventhal	4,390	Annual meeting for Fiscal 2017
Mr. Lund	4,390	Annual meeting for Fiscal 2017
Mr. Nathanson	6,585	Annual meeting for Fiscal 2016
Mr. Sorrel	4,390	Annual meeting for Fiscal 2017

(3)	In the following table we have set forth information regarding options held by each named director as of February 29, 2016. Options vest on the earlier of the dates shown, or the day before the annual meeting for the fiscal year in which the date shown falls.

Name	Number of Shares Underlying Options #	Option Exercise Price $	Option Expiration Date	Option Vesting Date
Mrs. Bayh	100,000 7,317 7,317	0.51 1.20 2.80	1/29/2026 7/9/2025 7/10/2024	Will fully vest on 1/29/17 1/3 on each of 7/9/16, ’17 & ‘18 1/3 on each of 7/10/15, ’16 & ‘17
	7,317 7,317	2.60 1.96	7/10/2023 11/5/2022	1/3 on each of 7/10/14, ’15 & ‘16 Fully Vested
	50,000	1.63	5/2/2022	Fully Vested
	7,317	1.03	7/13/2021	Fully Vested
	100,000	1.15	3/4/2021	Fully Vested
	7,317	0.48	12/17/20	Fully Vested
	7,317 7,317	0.28 1.70	7/14/19 7/15/18	Fully Vested Fully Vested

Mr. Dubin	100,000 7,317 7,317 7,317 7,317	0.51 1.20 2.80 2.60 1.96	1/29/2026 7/9/2025 7/10/2024 7/10/2023 11/5/2022	Will fully vest on 1/29/17 1/3 on each of 7/9/16, ’17 & ‘18 1/3 on each of 7/10/15, ’16 & ‘17 1/3 on each of 7/10/14, ’15 & ‘16 Fully Vested

Mr. Kaseff	100,000 7,317 7,317 7,317 7,317	0.51 1.20 2.80 2.60 1.96	1/29/2026 7/9/2025 7/10/2024 7/10/2023 11/5/2022	Will fully vest on 1/29/17 1/3 on each of 7/9/16, ’17 & ‘18 1/3 on each of 7/10/15, ’16 & ‘17 1/3 on each of 7/10/14, ’15 & ‘16 Fully Vested
	50,000	1.63	5/2/2022	Fully Vested
	7,317	1.03	7/13/2021	Fully Vested
	100,000	1.15	3/4/2021	Fully Vested
	7,317	0.48	12/17/20	Fully Vested

Mr. Leventhal	100,000 7,317 7,317 7,317 7,317	0.51 1.20 2.80 2.60 1.96	1/29/2026 7/9/2025 7/10/2024 7/10/2023 11/5/2022	Will fully vest on 1/29/17 1/3 on each of 7/9/16, ’17 & ‘18 1/3 on each of 7/10/15, ’16 & ‘17 1/3 on each of 7/10/14, ’15 & ‘16 Fully Vested
	50,000	1.63	5/2/2022	Fully Vested
	7,317	1.03	7/13/2021	Fully Vested
	100,000	1.15	3/4/2021	Fully Vested
	7,317	0.48	12/17/20	Fully Vested
	7,317	0.28	7/14/19	Fully Vested
	7,317	1.70	7/15/18	Fully Vested

Mr. Lund	100,000 7,317 7,317 7,317 7,317	0.51 1.20 2.80 2.60 1.96	1/29/2026 7/9/2025 7/10/2024 7/10/2023 11/5/2022	Will fully vest on 1/29/17 1/3 on each of 7/9/16, ’17 & ‘18 1/3 on each of 7/10/15, ’16 & ‘17 1/3 on each of 7/10/14, ’15 & ‘16 Fully Vested
	50,000	1.63	5/2/2022	Fully Vested
	7,317	1.03	7/13/2021	Fully Vested
	100,000	1.15	3/4/2021	Fully Vested
	7,317	0.48	12/17/20	Fully Vested
	7,317	0.28	7/14/19	Fully Vested
	7,317	1.70	7/15/18	Fully Vested

Name	Number of Shares Underlying Options #	Option Exercise Price $	Option Expiration Date	Option Vesting Date
Mr. Nathanson	100,000 7,317 7,317 7,317 7,317	0.51 1.20 2.80 2.60 1.96	1/29/2026 7/9/2025 7/10/2024 7/10/2023 11/5/2022	Will fully vest on 1/29/17 1/3 on each of 7/9/16, ’17 & ‘18 1/3 on each of 7/10/15, ’16 & ‘17 1/3 on each of 7/10/14, ’15 & ‘16 Fully Vested
	50,000	1.63	5/2/2022	Fully Vested
	7,317	1.03	7/13/2021	Fully Vested
	100,000	1.15	3/4/2021	Fully Vested
	7,317	0.48	12/17/20	Fully Vested
	7,317	0.28	7/14/19	Fully Vested
	7,317	1.70	7/15/18	Fully Vested

Mr. Sorrel	100,000 7,317 7,317 7,317 7,317	0.51 1.20 2.80 2.60 1.96	1/29/2026 7/9/2025 7/10/2024 7/10/2023 11/5/2022	Will fully vest on 1/29/17 1/3 on each of 7/9/16, ’17 & ‘18 1/3 on each of 7/10/15, ’16 & ‘17 1/3 on each of 7/10/14, ’15 & ‘16 Fully Vested
	50,000	1.63	5/2/2022	Fully Vested
	7,317	1.03	7/13/2021	Fully Vested
	100,000	1.15	3/4/2021	Fully Vested
	7,317	0.48	12/17/20	Fully Vested
	7,317	0.28	7/14/19	Fully Vested
	7,317	1.70	7/15/18	Fully Vested

(4)	During fiscal 2016, as a non-officer employee of the company Mr. Kaseff earned $123,399 in employee salary and he received $530 in 401(k) plan matching contributions.

Transactions with Related Persons

Prior to 2002, the Company had made certain life insurance premium payments for the benefit of Mr. Smulyan. The Company discontinued making such payments in 2001; however, pursuant to a Split Dollar Life Insurance Agreement and Limited Collateral Assignment dated November 2, 1997, the Company retains the right, upon Mr. Smulyan’s death, resignation or termination of employment, to recover all of the premium payments it had made, which total $1,119,000.

Review and Approval of Related Party Transactions

Our board of directors has adopted a written policy for review, approval and monitoring of transactions between the company and “related parties.” Related parties are directors, executive officers, nominees to become a director, any person beneficially owning more than 5% of any class of our stock, immediate family members of any of the foregoing, and any entity in which any of the forgoing persons is employed or is a general partner or principal or in which the person has a 10% or greater beneficial ownership interest. The policy covers transactions involving amounts exceeding $120,000 in which a related party had, has or will have a direct or indirect interest.

Procedures. The related party is required to notify our legal department of the facts and circumstances of any proposed related party transaction. The legal department makes an initial determination of whether the transaction is subject to the policy. If the legal department determines that the policy is applicable, the transaction is referred to our Audit Committee. Either the Audit Committee, or the chair of the Audit Committee between Audit Committee meetings, considers the facts and circumstances of the proposed transaction and determines whether to approve the transaction. The Audit Committee or the chair, as the case may be, considers, among other things:

•	The benefits of the transaction to the company;

•	The impact of the transaction on a director’s independence;

•	The availability of other sources for comparable products or services;

•	The terms of the transaction; and

•	The terms available to unrelated third parties.

The Audit Committee may seek bids, quotes or independent valuations from third parties in connection with assessing a related party transaction. The Audit Committee or the chair may approve only transactions that they determine are in, or are not inconsistent with, the best interest of the company.

Ratification. If a transaction that was not a related party transaction when it was entered into becomes a related party transaction, or our CEO, CFO or General Counsel become aware that a transaction that was not approved is a related party transaction, they must promptly submit the transaction for review by the Audit Committee, or the chair of the Audit Committee between Audit Committee meetings.

Annual Review. From time to time, the Audit Committee will review previously approved related party transactions that have a remaining term of six months or more or remaining amounts involved in excess of $120,000. Based on the factors described above, the Audit Committee determines whether to continue, modify or terminate the transaction.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee is a separately-designated, standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. It is composed of four directors whom the board of directors has determined are “independent directors” as defined by Nasdaq listing standards. The Audit Committee’s responsibilities are set forth in its written charter approved by the board of directors. The charter is reviewed annually by the Audit Committee. A copy of the Audit Committee charter may be found in the Corporate Governance section of our website (www.emmis.com) located under the Investors heading. As required by Nasdaq listing standards, the Audit Committee has determined that its charter is adequate. The Audit Committee has also determined that its members meet the financial literacy requirements of Nasdaq listing standards.

Management is responsible for the company’s internal controls and the financial reporting process. The independent registered public accountants are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report on them. The Audit Committee’s responsibility is to engage the independent auditor and otherwise to monitor and oversee these processes. For the fiscal year ended February 29, 2016, the Audit Committee engaged Ernst & Young LLP to serve as the company’s independent auditor.

The Audit Committee has met and held discussions with management and Ernst & Young LLP. Management represented to the Audit Committee that the company’s consolidated financial statements as of and for the fiscal year ended February 29, 2016 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed these consolidated financial statements with management. The Audit Committee discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board.

The board of directors, upon the recommendation of the Audit Committee, has adopted an Auditor Independence Policy that, among other things, prohibits the company’s independent auditor from performing certain non-audit services for the company, requires prior approval of the Audit Committee for any services provided by the company’s independent auditor, limits the hiring by the company of former employees of the company’s independent auditor who have worked on the Emmis account and requires enhanced disclosure both to the Audit Committee and to shareholders of matters related to auditor independence.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accountants that firm’s independence. In addition, the Audit Committee (or the chairman of the Audit Committee with respect to engagements of less than $100,000) approves in advance all engagements of the company’s independent auditor. The Audit Committee determined that Ernst & Young’s provision of non-audit services to the company as described in “Matters Relating to Independent Registered Public Accountants” is compatible with maintaining that firm’s independence.

Based on these discussions and reviews, the Audit Committee determined that the audited financial statements for the company’s last fiscal year should be included in our company’s Form 10-K, and made a formal recommendation to the board of directors to that effect.

Richard A. Leventhal, Chair

James M. Dubin

Peter A. Lund

Lawrence B. Sorrel

EXECUTIVE COMPENSATION

The following table sets forth the compensation awarded to, earned by, or paid to the principal executive officer and the three most highly compensated executive officers during the last fiscal year other than the principal executive officer (collectively, the “Named Executive Officers”) during the fiscal years ended February 29, 2016 and February 28, 2015.

2016 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (1) ($)	All Other Compensation (3) ($)	Total ($)
Jeffrey H. Smulyan,	2016	852,760	—	120,545	158,490	452,200	37,945	1,621,940
Chief Executive Officer	2015	925,000	405,000	—	283,950	231,250	37,434	1,882,634

Patrick M. Walsh,	2016	549,976	—	327,232	—	367,445	23,969	1,268,622
President and Chief	2015	612,000	156,000	350,000	—	115,056	20,144	1,253,200
Operating Officer

Richard F. Cummings, President - Radio Programming	2016 2015	435,462 475,000	— 44,554	332,709 471,000	— —	238,620 50,160	20,834 21,255	1,027,625 1,061,969

Ryan A. Hornaday,	2016	287,474	—	235,372	143,184	54,701	16,406	737,137
Executive Vice President,
Chief Financial Officer
And Treasurer

(1)	Under our Corporate Incentive Plans, we paid performance bonuses to executive officers in each of the years shown as specified under Non-Equity Incentive Plan Compensation due to the attainment of certain pre-established goals based on EBITDA (as defined in the applicable plan) that were set forth in the applicable Corporate Incentive Plan adopted at the beginning of the fiscal year. We paid discretionary bonuses in fiscal 2015 based on amounts that would have been paid under the 2014 Corporate Incentive Plan had payments to Sprint for the inclusion of one of our subsidiaries’, NextRadio application been excluded from the plan. Executives did not have any right to settle these awards in stock. The Compensation Committee, in its discretion, elected to pay a portion of the fiscal 2016 awards in shares of Class A common stock, valued at the $1.20, $1.17, and $0.66 per share closing price on July 9, 2015, October 8, 2015, and January 7, 2016, respectively. The Committee also paid a portion of the fiscal 2015 awards in shares of Class A common stock, valued at the $1.35 closing price on May 7, 2015.
(2)	A discussion of the assumptions used in calculating these values may be found in Note 4 to our audited financial statements beginning on page 63 of our annual report on Form 10-K for the fiscal year ended February 29, 2016 for fiscal year 2016 awards and in Note 4 to our audited financial statements beginning on page 68 of our annual report on Form 10-K for the fiscal year ended February 28, 2015 for fiscal year 2015 awards.
(3)	The following table sets forth the items comprising “All Other Compensation” for each named executive officer.

Name	Year	Perquisites and Other Personal Benefits (A)	Tax Reimbursements	Insurance Premiums (B)	Company Contributions to Retirement and 401(k) Plans	Other Payments (C)	Total
Jeffrey H. Smulyan	2016	$24,000	$147	$10,000	$3,798	$—	$37,945
	2015	24,000	—	10,000	3,434	—	37,434

Patrick M. Walsh	2016	12,000	127	5,000	3,212	3,630	23,969
	2015	12,000	74	5,000	3,070	—	20,144

Richard F. Cummings	2016	12,000	74	5,000	3,760	—	20,834
	2015	12,000	—	5,000	4,255	—	21,255

Ryan A. Hornaday	2016	7,000	—	5,000	4,406	—	16,406

(A)	Perquisites and other personal benefits for named executive officers consist of an automobile allowance.

(B)	These amounts relate to reimbursements for premiums for life, disability or long-term care insurance, as well as the value of certain insurance provided to all our full-time employees.
(C)	Amounts for Mr. Walsh relate to deemed income associated with Mr. Walsh’s spouse accompanying him on certain business trips.

Employment Agreements

As part of a series of cost-cutting actions, each of the executives named in the preceding table voluntarily took a five percent reduction in their contractual base salary for calendar 2016. The description of the employment agreements below reflects the officers’ contractual base salary before the five percent reduction.

On December 26, 2012, we entered into a new employment agreement with Mr. Smulyan with an initial term expiring on February 29, 2016, that continued his position as our Chairman and Chief Executive Officer. Mr. Smulyan’s base salary was $900,000 for the first year, $925,000 for the second year, and $950,000 for the third year. Following the initial three-year term, Mr. Smulyan’s employment agreement automatically renewed for an additional one-year term. Mr. Smulyan’s base salary for such renewal year is $975,000. Mr. Smulyan received a $700,000 signing bonus in connection with execution of the agreement, and the company forgave the balance of a loan payable from Mr. Smulyan which had a balance on November 30, 2012 of $1,151,966. Mr. Smulyan’s annual incentive compensation target is 125% of his base salary and will be paid, if at all, based upon achievement of certain performance goals determined by our Compensation Committee. The company retains the right to pay any annual incentive compensation in cash or shares of our Class A common stock. Each year the agreement remains in effect, Mr. Smulyan is entitled to receive an option to acquire 150,000 shares of Class A common stock. On or about March 1, 2013 Mr. Smulyan received a grant of 400,000 restricted shares of Class A common stock, 175,000 of which vested on March 1, 2014, 112,500 of which vested on March 1, 2015 and 112,500 of which vested on March 1, 2016. Mr. Smulyan receives a $2,000 monthly automobile allowance, is reimbursed for up to $10,000 per year in premiums for life and disability insurance, and retains the right to participate in all company employee benefit plans for which he is otherwise eligible. Mr. Smulyan’s employment agreement will automatically renew each year for subsequent one-year terms following the current one-year extension term unless either the company or Mr. Smulyan provides the other with written notice of non-renewal prior to December 31 of the renewal term. Mr. Smulyan’s base salary upon any further annual renewal will increase by $25,000. The agreement is subject to termination by our board of directors for cause (as defined in the agreement), and by Mr. Smulyan for good reason (as defined in the agreement). Mr. Smulyan is entitled to certain termination benefits upon disability or death, and certain severance benefits.

On October 23, 2013, we entered into a new employment agreement with Mr. Walsh that is effective from September 4, 2013 through July 31, 2017 and continued his position as our Executive Vice President, Chief Financial Officer and Chief Operating Officer. Effective August 1, 2015, we promoted Mr. Walsh to the position of President and Chief Operating Officer. Mr. Walsh’s initial annual base compensation for the term of the employment agreement was $600,000, and the agreement provides for annual increases equal to the amount, if any, of the percentage increase for the company’s corporate merit pool. Mr. Walsh’s annual incentive compensation targets are 100% of his base compensation. In the event that Mr. Walsh’s employment terminates upon expiration of the employment agreement, Mr. Walsh’s annual incentive compensation for fiscal year 2018 will be pro-rated. The company retains the right to pay any annual incentive compensation in cash or shares of our Class A common stock. Additionally, the award of annual incentive compensation is based upon achievement of certain performance goals to be determined each year by our Compensation Committee. On September 4, 2013, Mr. Walsh received an option to acquire 250,000 shares of our Class A common stock. Mr. Walsh received an additional option to acquire 250,000 shares of our Class A common stock on January 2, 2014. On the first day of each contract year during the term, Mr. Walsh is scheduled to receive a restricted stock award with a one-year vesting period, in an amount equal to $150,000 (year 1), $350,000 (year 2), $250,000 (year 3) and $250,000 (year 4). Mr. Walsh may also earn performance-based awards of our Class A common stock at the end of year 2 (with a fair market value of $300,000, $500,000 or $700,000) and year 4 (with a fair market value of $600,000, $1,000,000 or $1,400,000, in each case less any amounts earned at the completion of year 2) based on certain increases in share price set forth in the employment agreement. The performance-based award at the end of year 2 was not awarded because the share price target was not attained. Mr. Walsh receives an automobile allowance of $1,000 per month and is reimbursed for up to $5,000 per year in premiums for life and disability insurance and professional fees related to estate planning. Mr. Walsh has the right to participate in all of our employee benefit plans for which he is otherwise eligible. The agreement is subject to termination by our board of directors for cause (as defined in the agreement), by Mr. Walsh for good reason (as defined in the agreement) or by Mr. Walsh upon the acceptance of a chief executive officer position at a non-competitive company as set forth in the employment agreement. Mr. Walsh is entitled to certain termination benefits upon disability or death, and certain severance benefits.

Mr. Cummings had a one-year employment agreement that expired February 28, 2015, which had continued his position as President of Emmis Radio Programming. Under the agreement, Mr. Cummings’ base salary was $475,000. Mr. Cummings’ annual incentive compensation target was 60% of his base salary, and the company had the right to pay any annual incentive compensation in cash or shares of our common stock. Additionally, the award of annual incentive compensation was based upon achievement of certain performance goals to be determined for the year by our Compensation Committee. On March 1, 2014, Mr. Cummings received a restricted stock award of 150,000 shares of Class A common stock that is scheduled to vest in three equal installments on the last day in February 2015, 2016, and 2017. Mr. Cummings received a $1,000 monthly automobile allowance and was entitled to reimbursement for up to $5,000 per year in premiums for life or other insurance. Mr. Cummings had the right to participate in all of our employee benefit plans for which he was otherwise eligible. He was also entitled to severance equal to $470,000 in the event he was not offered substantially similar employment upon the expiration of the term and his employment terminated. If he had been entitled to severance, Mr. Cummings would have been offered a four year part-time programming role with total payments over the four years of $530,000. The switch from full-time to part-time employment was designed to constitute a ‘separation from service’ within the meaning of section 409A of the Internal Revenue Code.

For fiscal 2016 we entered into a new two-year employment agreement with Mr. Cummings that is effective through February 28, 2017 and continues his position as President of Emmis Radio Programming. Under the agreement, Mr. Cummings’ base salary in the first year is $485,000 and will increase in the second year by the same percentage amount of the average merit increase, if any, paid to our corporate employees. Mr. Cummings’ annual incentive compensation target is 60% of his base salary. The company has the right to pay any annual incentive compensation in cash or shares of our Class A common stock. Additionally, the award of annual incentive compensation is based upon achievement of certain performance goals to be determined each year by our Compensation Committee. On March 5, 2015, Mr. Cummings received a restricted stock award of 150,000 shares of our Class A common stock that is scheduled to vest in three equal, annual installments on the last day of February in 2016, 2017 and 2018. Mr. Cummings receives an automobile allowance of $1,000 per month and is reimbursed for up to $5,000 per year in premiums for life or other insurance. Mr. Cummings has the right to participate in all of our employee benefit plans for which he is otherwise eligible. The agreement remains subject to termination by our board of directors for cause (as defined in the agreement). Mr. Cummings will also be entitled to severance equal to $470,000 in the event he is not offered substantially similar employment upon the expiration of the term and his employment terminates. If he is entitled to severance, Mr. Cummings will be offered a four year part-time programming role with total payments over the four years of $530,000. The switch from full-time to part-time employment is designed to constitute a “separation from service” within the meaning of section 409A of the Internal Revenue Code.

Mr. Hornaday, has served as our Senior Vice President – Finance and Treasurer since 2008. We entered into a new employment agreement with Mr. Hornaday for the period August 1, 2015 through February 28, 2019, which promoted him to the position of Executive Vice President, Chief Financial Officer and Treasurer. Under the agreement, Mr. Hornaday’s annual base salary rate is $350,000 for the remainder of our fiscal year ended February 29, 2016, will increase to $410,000 for the fiscal year ended February 28, 2017, and will increase, if at all, each fiscal year thereafter by an amount equal to the percentage increase for the company’s corporate merit pool. His annual incentive bonus target is 50% of his base salary. The annual incentive bonus will be paid, if at all, based upon achievement of certain performance goals to be determined by the company. The company retains the right to pay such annual incentive bonus in cash or shares of our Class A common stock. Mr. Hornaday will receive a $1,000 monthly automobile allowance and will be reimbursed for up to $5,000 per year in premiums for insurance and estate planning. He also retains the right to participate in all of our employee benefit plans for which he is otherwise eligible and will be entitled to severance equal to one year of his then-current base salary in the event he is not offered substantially similar employment upon the expiration of the term and his employment terminates. On August 1, 2015, Mr. Hornaday was granted an option to purchase one hundred thousand shares of our Class A common stock. The option has an exercise price equal to the fair market value of our Class A common stock on the date of grant and shall vest on February 28, 2019. In addition, the agreement provides for the grant to Mr. Hornaday of one hundred thousand restricted shares of the company’s Class A common stock, which shall vest on February 28, 2019, as well as the grant on March 1, 2016 of unrestricted shares of our Class A common stock having a fair market value of $29,167 on the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2016 (1)

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (2) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)
	Exercisable	Unexercisable
Jeffrey H. Smulyan	49,999	100,001	2.07	3/2/2025	112,500	$59,625
	100,001	49,999	3.33	3/5/2024
	100,001	49,999	1.64	3/1/2023
	150,000		0.70	3/1/2022
	150,000		1.02	5/4/2021
	150,000		1.14	11/2/2019
	71,989		0.295	3/2/2019

Patrick M. Walsh		250,000	2.74	1/2/2024	193,799	$102,713
	250,000		3.15	9/4/2023

Richard F. Cummings	150,000		0.70	3/1/2022	199,999	$105,999

Ryan A. Hornaday	50,000 22,500 22,500	100,000 72,500	1.41 2.07 0.70 1.14 0.295	8/1/2025 3/2/2025 3/1/2022 11/2/2019 3/2/2019	200,000	$106,000

(1)	The shares we refer to in this table are Class A common shares of the company.
(2)	Mr. Smulyan’s options expiring 3/2/2025 will vest on in equal parts on 2/28/2017 and 2/28/2018, his options expiring 3/5/2024 will vest on 2/28/2017, and his options expiring 3/1/2023 vested on 3/1/2016. Mr. Walsh’s options expiring 1/2/2024 vest in equal parts on 9/3/2016 and 7/31/2017. Mr. Hornaday’s options expiring 8/1/2025 vest on 2/28/2019, and his options expiring 3/2/2025 vest on 3/2/2018.
(3)	These values were calculated using the closing price of our Class A common stock on February 29, 2016.

Retirement Plan

Emmis sponsors a Section 401(k) retirement savings plan that is available to substantially all employees age 18 years and older who have at least 30 days of service. Employees may make pretax contributions to the plans up to 50% of their compensation, not to exceed the annual limit prescribed by the Internal Revenue Service (“IRS”). Emmis may make discretionary matching contributions to the plans in the form of cash or shares of our Class A common stock. Employee contributions have been matched at 33% up to a maximum of 6% of eligible compensation. Emmis’ contributions to the plan totaled $0.9 million, and $1.1 million for the years ended February 28, 2015 and February 29, 2016, respectively. In fiscal year 2016, the Emmis matching contributions were paid in the form of Class A common stock. The Company suspended its matching contributions for calendar 2016.

Potential Payments upon Termination or Change in Control

The employment agreements we entered into with Messrs. Smulyan, Walsh, Cummings and Hornaday provide for certain payments and benefits to the named executive officer in the event that executive officer is terminated by the company without “cause,” and/or, in the case of Messrs. Smulyan, Walsh and Hornaday, terminates his own employment with “good reason.”

We have also entered into a Change in Control Severance Agreement with each of the executives named in the preceding tables. Each such agreement provides that if the executive’s employment is terminated by the company within two years after a change in control of the company (or, in certain instances, in anticipation of a change in control), other than for cause, or is terminated by the executive for good reason, the executive is entitled to (1) a payment equal to the executive’s base salary through the termination date, plus a pro-rata portion of the executive’s target bonus for the year and accrued vacation pay; (2) a severance payment equal to three times the executive’s highest annual base salary and highest annual incentive bonus during the preceding three years; (3) continued accident and life insurance benefits for three years; (4) reimbursement of COBRA premiums for continuation of medical and dental benefits for 18 months and reimbursement for private medical and dental benefits of an equivalent level for 18 months following termination of the COBRA reimbursement; (5) accelerated vesting of all stock options and restricted shares and, depending on the terms of the executive’s employment agreement, contract completion bonuses, and (6) if the payments to the executive exceed certain limits, additional tax “gross up” payments to compensate the executive for the excise tax imposed by section 4999 of the Internal Revenue Code; provided, however that the amount of the “gross up” payment may be reduced by up to 10% if such reduction would prevent payment of the excise tax. In each case, the executive is obligated not to voluntarily leave employment with Emmis during the pendency of (and prior to the consummation or abandonment of) a change in control other than as a result of disability, retirement or an event that would constitute good reason if the change-of-control had occurred.

Under each Change in Control Severance Agreement, change in control, cause and good reason are defined as follows:

Change in Control. A “change in control” of the company occurs if:

•	any individual, entity or group other than Mr. Smulyan or his affiliates becomes the beneficial owner of 35% or more of the company’s outstanding shares, or of the voting power of the outstanding shares;

•	the current members of the board of directors of the company (or persons approved by two-thirds of the current directors) cease to constitute at least a majority of the board;

•	the company is a party to a merger that results in less than 60% of the outstanding shares or voting power of the surviving corporation being held by persons who were not our shareholders immediately prior to the merger;

•	our shareholders approve a liquidation or dissolution of the company; or

•	any other event is determined by our board to constitute a change in control.

Cause. “Cause” generally means:

•	the willful and continual failure of the executive to perform substantially his duties; or

•	the willful engaging in illegal conduct or gross misconduct which is materially injurious to the company.

Good Reason. “Good Reason” generally means:

•	any materially adverse change in the duties or responsibilities of the executive;

•	a material breach by the company of the executive’s employment agreement or Change in Control Severance Agreement;

•	a material reduction or series of reductions that result in the executive’s annual base salary being decreased by more than 5%;

•	any requirement that the executive relocate more than 35 miles from the office where the executive works;

•	failure of a successor to assume the agreement; or

•	voluntary termination by the executive during a 30-day period commencing one year after the occurrence of a change in control.

In addition to the occurrence of one of more of the events constituting “Good Reason” set forth above, in order to resign his employment, each of the executives named above is also required to give the company notice of the occurrence of any such event (except during the 30-day period commencing one year after the occurrence of a change in control, which is not so limited) within 90 days of such occurrence; and the company has the right to cure such occurrence within 30 days of such notice.

When the company’s board of directors determines that it is in the best interest of the company, the company may negotiate severance arrangements with a departing executive in addition to or in place of the arrangements described above. Circumstances under which the board may negotiate additional or different severance arrangements include but are not limited to:

•	to avoid or settle litigation with the executive;

•	to reduce an adverse financial effect on the company;

•	to reduce adverse tax consequences on the executive; or

•	to reward meritorious service by the executive.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of existing common stock, to file with the Securities and Exchange Commission reports detailing their ownership of existing common stock and changes in such ownership. Officers, directors and greater-than-10% shareholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to us, we believe that during the last fiscal year all officers, directors and greater-than-10% shareholders complied with the filing requirements of Section 16(a), except that Messrs. Enright, Hornaday, Loewen, Smulyan, and Walsh filed late Form 4 reports in November as a result of an administrative error in calculating equity awards.

PROPOSAL 2: APPROVAL OF 2016 EQUITY COMPENSATION PLAN

Our board of directors has adopted the Emmis Communications Corporation 2016 Equity Compensation Plan (the “2016 Plan”) to increase employee, officer, director and independent contractor stock ownership opportunities and to improve the company’s ability to attract and retain a team of outstanding employees, officers, directors and independent contractors. The following summary of the principal provisions of the 2016 Plan is qualified by reference to the full text of the 2016 Plan which is attached to this proxy statement as Exhibit A.

The 2016 Plan permits the delivery of a maximum of 6,000,000 shares of our common stock (which number will reduce to 1,500,000 following the implementation of the proposed reverse stock split), plus any unused shares of common stock available under our 2015 Equity Compensation Plan (the “2015 Plan”), which we estimate to be another 673,156 shares (168,289 following the implementation of the proposed reverse stock split), and shares subject to awards under prior plans that would again become available for new grants under the terms of the 2015 Plan if that plan were still in effect. The 2015 Plan will be terminated for the purpose of granting additional awards as of the date the 2016 Plan is approved by the shareholders. The board of directors included 6,000,000 new shares under the 2016 Plan (1,500,000 following implementation of the proposed reverse stock split) based on the expectation that these shares would service Emmis’ stock compensation program and other equity compensation needs for at least one year, given substitutions of equity compensation for cash compensation in order to maintain covenant compliance under our credit agreement in the face of challenging revenue situations in our Los Angeles and New York radio markets. Emmis also decided to incorporate all shares remaining available for issuance under the prior 2015 Plan into the 2016 Plan so that their issuance would be governed by the newer 2016 Plan, which provides greater administrative consistency. The inclusion of these additional shares from the prior plan does not increase the total number of shares available for awards because the shares would otherwise remain available for awards under the terms of the prior plan.

As of April 29, 2016, the 6,000,000 new shares subject to the 2016 Plan had an aggregate market value of $3,540,000 based on a closing price of $0.59 per share. Including the shares estimated to be carried over to the 2016 Plan from the 2015 Plan, the shares subject to the 2015 Plan as of its effective date would have an aggregate market value of $3,937,162 based on the April 29, 2016 closing price. If all or part of any award under the 2016 Plan expires or terminates without being exercised in full, is forfeited or is withheld for taxes, or in the case of an award of performance units, the award is not paid in shares of common stock, such shares of our common stock subject to the award generally become available for new awards. Options, stock appreciation rights and performance units expire no more than 10 years from date of grant.

Options. Options granted under the 2016 Plan allow participants to purchase shares of our common stock at an exercise price determined by the Compensation Committee which cannot be less than the fair market value of our common stock on the date of the grant. Options may be granted as incentive stock options subject to the limitations of Section 422 of the Internal Revenue Code (the “Code”). The 2016 Plan contains a per-participant limit of 300,000 on the number of shares which may be subject to options granted during any calendar year (which will reduce to 75,000 following implementation of the proposed reverse stock split).

Restricted Stock. Shares of our common stock may be granted under the 2016 Plan subject to such restrictions, if any, as may be determined by the Compensation Committee (“restricted stock”). Shares of restricted stock may be subject to forfeiture if conditions established by the Compensation Committee are not satisfied and are generally nontransferable until they become nonforfeitable. Before the grant, the Compensation Committee determines the purchase price, if any, of such shares of restricted stock and the restrictions, if any, applicable to such shares. If a grantee’s shares of restricted stock are forfeited, the grantee is required to sell such shares to us at the lesser of the purchase price, if any, paid by the grantee or the fair market value of the shares on the date of such forfeiture. The Compensation Committee may accelerate the time at which the restrictions lapse or may remove or, with the consent of the grantee, modify the restrictions. The 2016 Plan contains a per-participant limit on the number of shares of restricted stock that may be awarded during any calendar year. That limit is the number of shares having a value on the date of grant equal to the lesser of 500% of the participant’s base salary and bonus for the year or $5,000,000. This limit does not apply, however, to restricted stock issued in payment of an award of performance units or issued in lieu of cash compensation under a stock compensation-type program.

Stock Appreciation Rights. Each stock appreciation right which may be granted under the 2016 Plan provides the grantee, upon exercise, a benefit equal to the difference between the fair market value of one share of our common stock on the date of the exercise and (1) in the case of a stock appreciation right identified with a share of our common stock subject to an option, the option exercise price of such option or such higher price specified in the grant or (2) in the case of any other stock appreciation right, the fair market value of a share of our common stock on the grant date or such higher price specified in the grant. Stock appreciation rights may be granted alone, or identified with shares of our common stock subject to options, performance units or shares of restricted stock. The Compensation Committee may accelerate the exercisability of any stock appreciation right. Benefits upon the exercise of stock appreciation rights are payable in cash unless the Compensation Committee determines that the benefits will be paid wholly or partly in shares of our common stock. The 2016 Plan contains a per-participant limit of 300,000 on the number of shares which may be subject to stock appreciation rights granted during any calendar year (which will reduce to 75,000 following implementation of the proposed reverse stock split).

Performance Units. Performance units may be granted under the 2016 Plan to provide a benefit if performance goals determined by the Compensation Committee are achieved during the measuring period. The Compensation Committee, before the grant of a performance unit, determines the performance goals and measuring period and assigns a performance percentage (which can exceed 100%) to each level of attainment of the performance goals during the measuring period. The Compensation Committee may modify performance goals at any time. Performance unit benefits are payable in cash unless the Compensation Committee determines that a benefit will be paid wholly or partly in shares of our common stock. Performance units only reduce the number of shares available for grant or issuance under the 2016 Plan to the extent that the performance unit award is paid in stock. Performance unit awards are payable after the end of the fiscal year in which the measuring period ends following a certification by the Compensation Committee of the extent to which the applicable performance goals have been achieved. The benefit for each performance unit awarded equals the fair market value of a share of our common stock on the date of grant of the performance unit multiplied by the “performance percentage” attained during the measuring period for the performance unit. The 2016 Plan contains a per-participant limit on the number of shares of stock that may be awarded with respect to a performance unit during any calendar year. That limit is the number of shares having a value on the date of grant equal to the lesser of 500% of the participant’s base salary and bonus for the year or $5,000,000.

Other Information. Payment of the option exercise price or the purchase price of restricted stock may be made in cash or through the exchange of shares of our common stock owned by the grantee or by various other payment methods. When permitted by the Compensation Committee, a grantee may elect to have withheld shares of our common stock to satisfy withholding tax liability with respect to the exercise of options, stock appreciation rights or performance units or with respect to shares of restricted stock becoming nonforfeitable. In the event of a change in control, options, stock appreciation rights and performance units become exercisable, and all shares of restricted stock generally become nonforfeitable upon a determination by the Compensation Committee that a change in control has occurred. The benefit payable with respect to any performance unit for which the measuring period has not ended is prorated based upon the portion of the measuring period completed before the change in control. The aggregate number of shares of our common stock, shares of restricted stock, stock appreciation rights and stock options available pursuant to the 2016 Plan, the number of shares covered by an award, the exercise price of options, the fair market values used to determine stock appreciation right and performance unit benefits and other matters related to the 2016 Plan and awards, will be adjusted by the Compensation Committee to reflect any stock dividend, stock split, share combination, merger, consolidation, asset spin-off, reorganization, or similar event.

Options, stock appreciation rights and performance units may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or as permitted by the Compensation Committee, except that the grantee may transfer an award (other than an incentive stock option) by gift or pursuant to a domestic relations order to:

•	a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the grantee, including adoptive relationships, or any person sharing the grantee’s household (other than a tenant or employee);

•	a trust in which these persons have more than 50% of the beneficial interest;

•	a foundation in which these persons (or the grantee) control the management of assets; or

•	any other entity in which these persons (or the grantee) own more than 50% of the voting interests.

Awards so transferred may be exercised only upon the same terms and conditions applicable to the original grantee, and the original grantee or the grantee’s estate will remain liable for any federal, state, city or local taxes applicable upon the exercise of an award by a permitted transferee. Such a transferee cannot transfer the award, except by will or by the laws of descent and distribution upon the death of the transferee.

Plan Administration. The 2016 Plan is administered by the Compensation Committee unless the board of directors or the Compensation Committee designates another committee or subcommittee to administer the 2016 Plan. Subject to the 2016 Plan’s provisions, the Compensation Committee has broad authority to, among other things, determine when grants may be made (and the amounts thereof); to interpret, and to adopt rules relating to, the 2016 Plan; to determine the terms of the agreements relating to grants and to modify any such agreement with the consent of the grantee, when required; and to cancel existing awards and to substitute new ones. Because of the Compensation Committee’s broad authority, the type and amount of awards to be received by any specific individual, or group of individuals, is generally indeterminable. However, not more than 1,000,000 shares (250,000 shares following implementation of the proposed reverse stock split) of the 6,000,000 new shares of common stock added by the 2016 Plan may be awarded to Mr. Smulyan as Class B common stock. Additionally, the Compensation Committee has granted under the 2016 Plan options to purchase shares of Class A common stock as set forth below. Such grants were made subject to the 2016 Plan receiving shareholder approval at this annual meeting and will be cancelled if shareholder approval is not received.

New Plan Benefits

2016 Equity Compensation Plan

Name and Position	Dollar Value	Number of Shares
Jeffrey H. Smulyan, Chairman and CEO	$36,600	150,000
Executive Group	$73,200	300,000
Non-Executive Director Group	$170,800	700,000
Non-Executive Officer Employee Group	$22,570	92,500

Amendment and Termination. Subject to any shareholder approval requirement of applicable law or the rules of any national securities exchange, stock market or automated quotation service on which our common stock is listed or quoted, the board of directors may from time to time in its discretion amend or modify the 2016 Plan without the approval of the shareholders. The 2016 Plan will terminate on January 29, 2026 or such earlier date as the board of directors may determine. No termination of the 2016 Plan will affect outstanding awards.

Federal Income Tax Consequences. Upon the grant of an award (other than an award of restricted stock that contains no restrictions) under the 2016 Plan, the grantee does not realize any taxable income and no deduction is available for us. Any cash received by a grantee in connection with the exercise of a stock appreciation right or performance unit, as well as the fair market value of any shares received in connection with the exercise of a stock appreciation right or a performance unit, is taxable as ordinary income to the grantee. Generally, upon exercise of an option (other than an incentive stock option), the grantee will recognize taxable income and we are entitled to a deduction at the time the grantee is taxed in the amount of the grantee’s taxable income. In the case of an incentive stock option, the grantee incurs no income tax liability upon exercise (other than possible alternative minimum tax liability), but we are generally not entitled to a tax deduction. The fair market value of restricted stock in excess of the purchase price, if any, is taxable to the grantee when the restrictions lapse. However, if the grantee is not prohibited by the Compensation Committee from electing to be taxed on such value on the date of grant and the grantee elects such tax treatment, the grantee is taxed on such amount on the date of grant. We are generally entitled to a deduction at the time the grantee is taxed in the amount of the grantee’s taxable income. The 2016 Plan contains provisions preventing any award from constituting deferred compensation within the meaning of Section 409A of the Code.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 2016 EQUITY COMPENSATION PLAN.

PROPOSAL 3: APPROVAL OF THE REVERSE STOCK SPLIT AUTHORIZATION

Background

On December 7, 2015, we received a letter from The Nasdaq Stock Market LLC, stating that we were not in compliance with the $1.00 minimum bid price requirement for continued listing, as set forth in Nasdaq Listing Rule 5450(a)(1), and we were given until June 6, 2016 to regain compliance. As of the mailing of this proxy statement, it appears that compliance is unlikely absent implementation of a reverse stock split. Upon receipt of a delisting notice, if any, we intend to request a hearing before the Nasdaq Hearings Panel, that will stay the delisting action and allow the continued listing of the Class A common stock on The Nasdaq Global Select Market until the Nasdaq Hearings Panel renders a decision subsequent to the hearing. At the hearing, we intend to present a plan to regain compliance with the $1.00 minimum bid price requirement for continued listing that includes a commitment to effect a one-for-four reverse stock split of our common stock. Our board of directors has proposed an amendment to the Second Amended and Restated Articles of Incorporation to effect a one-for-four share reverse stock split of the authorized and outstanding Class A common stock and Class B common stock primarily to facilitate the continued listing of the Class A common stock on the Nasdaq Global Select Market.

After careful consideration, on May 3, 2016, our board of directors unanimously determined that it would be in our best interests and the best interests of our shareholders to seek shareholder authority to authorize the board of directors, in its discretion, to amend Article VI and Article VII of the Second Amended and Restated Articles of Incorporation to effect a reverse stock split of the authorized and outstanding Class A common stock and Class B common stock using a one-for-four conversion ratio (the “Reverse Stock Split Authorization”). The reverse stock split would be implemented after shareholder approval and compliance with all applicable Nasdaq and other notice requirements. Although no shares of Class C common stock are outstanding, the authorized shares of Class C common stock would also be correspondingly reduced.

Reasons for a Reverse Stock Split

One of the primary objectives in effecting the reverse stock split would be to raise the per share trading price of our Class A common stock in order to maintain the eligibility of the Class A common stock for listing on the Nasdaq Global Select Market and avoid delisting. Our board of directors believes that a reverse stock split will result in the market price of the Class A common stock rising to the level necessary to satisfy the $1.00 minimum bid price continued listing requirement. However, even if the Class A common stock equals or exceeds $1.00, the Class A common stock may not remain equal to or in excess of $1.00 for a substantial period of time. The market price of the Class A common stock is also based on other factors in addition to the number of shares outstanding, including our future performance. A second objective would be to increase the price per share in order to enhance the marketability of our Class A common stock. Our board of directors believes that the current price per share of the Class A common stock diminishes the effective marketability of such stock because of the reluctance of many leading brokerage firms to recommend lower-priced stock to their clients. Additionally, the policies and practices of a number of brokerage firms with respect to the payment of commissions based on share price tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Finally, we have several thousand record shareholders who own such few shares that the transaction costs of disposing of their shares exceed the value they would receive. A reverse stock split would allow these shareholders to receive cash for their shares.

Risks Associated with a Reverse Stock Split

While we believe that a higher share price may help generate investor interest in our Class A common stock, a reverse stock split may not result in a share price that will attract brokers, institutional investors or investment funds or satisfy the investing guidelines of institutional investors or investment funds. The market price of the Class A common stock is also based on our performance and other factors, which are unrelated to the number of shares of the Class A common stock outstanding. There are numerous factors and contingencies that could affect our share price following a reverse stock split, including the status of the market for the Class A common stock at the time, our reported results of operations in future periods and general economic, market and industry conditions. Accordingly, although the price of the Class A common stock is likely to increase with a reverse stock split, there can be no assurance that the market will sustain any such increase. If the market price of the Class A common stock declines after a reverse stock split, our total market capitalization (the aggregate value of all of our outstanding common stock at the then existing market price) after a split will be lower than before the split. In addition, a decline in the market price of the Class A common stock after a reverse stock split may result in a greater percentage decline than would occur in the absence of a split.

Following a reverse stock split, our outstanding shares would be reduced, which may lead to reduced trading volume and less liquidity for the Class A common stock. That may increase the volatility of our share price.

A reverse stock split may result in some shareholders owning “odd lots” of less than 100 shares of the Class A common stock on a post-split basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in lots of even multiples of 100 shares.

Conversion Ratio

The reverse stock split would use a conversion ratio of one-for-four (the “Conversion Ratio”) of all of our authorized and outstanding shares of Class A common stock and Class B common stock. The determination of the Conversion Ratio at which the reverse stock split would be effected was based upon market and business factors deemed relevant by the board of directors, including: the per share trading price of the Class A common stock; compliance with the Nasdaq Global Select Market’s continued listing requirements; existing and expected marketability and liquidity of the Class A common stock; prevailing stock market conditions; recent and expected business developments affecting us; our actual and forecasted results of operations; and the likely effect of the reverse stock split on the market price of the Class A common stock.

No further action on the part of the shareholders will be required for the reverse stock split to be implemented. By voting to approve the Reverse Stock Split Authorization, the holders of the common stock will be authorizing our officers to make immaterial changes to the corresponding amendment to the Second Amended and Restated Articles of Incorporation as the officers executing the amendment may deem appropriate and to implement the other aspects of the reverse stock split as described in this proxy statement.

Timing and Effective Date

Prior to the effective time of the reverse stock split (the “Effective Time”), we would communicate to the public the timing and other additional details regarding the reverse stock split. The company would file Articles of Amendment with the Indiana Secretary of State to amend Article VI, Section 6.1 of the Second Amended and Restated Articles of Incorporation to read substantially as follows:

“6.1 Authorized Shares. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Sixty million (60,000,000), consisting of the following:

“(a) Forty-two million five hundred thousand (42,500,000) shares of Class A common stock, par value $.01 per share (the ‘Class A Shares’);

“(b) Seven million five hundred thousand (7,500,000) shares of Class B common stock, par value $.01 per share (the ‘Class B Shares’);

“(c) Seven million five hundred thousand (7,500,000) shares of Class C common stock, par value $.01 per share (the ‘Class C Shares’ and together with the Class A Shares and the Class B Shares, the ‘Common Shares’); and

“(d) Ten million (10,000,000) shares of serial Preferred Stock, par value $.01 per share (the ‘Preferred Stock’).”

The Articles of Amendment would amend Article VII, Section 7.3 of the Articles of Incorporation to add a new second sentence to read substantially as follows (including an effective date that would be inserted at the direction of the board of directors):

“At close of the trading market on [                    ], each four issued and outstanding Class A Shares shall be deemed exchanged for one Class A Share, each four issued and outstanding Class B Shares shall be deemed exchanged for one Class B Share, and each four issued and outstanding Class C Shares shall be deemed exchanged for one Class C Share, without any further action by the holder thereof, except that no fractional shares of any class of Common Shares shall be issued to any holder, and instead of issuing any such fractional shares, the Corporation shall pay in cash the fair value of such fractions of a share as of the effective date previously specified in this sentence based on the average closing sales price of the Class A Shares as reported by the Nasdaq Global Select Market for the thirty (30) trading days preceding such date.”

The Articles of Amendment would also amend Article VII, Section 7.6(c)(ii) of the Second Amended and Restated Articles of Incorporation to change correspondingly the number of shares specified in that subsection so that it reads substantially as follows:

“(ii) All Class B Shares shall convert automatically into fully paid and non-assessable Class A Shares (on the basis of one Class A Share for each Class B Share) upon the earlier of (A) the death of Smulyan or (B) Smulyan’s ceasing to own at least 380,000 Common Shares, as adjusted from time to time to account for any stock dividend in respect of the Common Shares or any stock split or reverse stock split of Common Shares.”

The text of the proposed amendment is subject to modification to include such changes as may be required by the Indiana Secretary of State and as the board of directors deems necessary and advisable to effect the reverse stock split. The proposed amendment may also delete provisions in the Second Amended and Restated Articles of Incorporation containing terms of preferred stock which is no longer outstanding. We would file a Current Report on Form 8-K with the SEC to announce the amendment of the Second Amended and Restated Articles of

Incorporation. Beginning at the Effective Time, each certificate representing pre-split shares of Class A common stock and Class B common stock will be deemed for all corporate purposes to evidence ownership of the reduced number of post-split shares of Class A common stock and Class B common stock (based on the one-for-four Conversion Ratio).

Effects of the Reverse Stock Split

The reverse stock split would not affect any holder’s percentage ownership interest in Emmis, except that any fractional share resulting from a reverse stock split would be cancelled and converted into the right to receive cash (without interest) in lieu of such fractional shares. Our reporting requirements under the Exchange Act would not be affected. Our Class A common stock would continue to be reported on the Nasdaq Global Select Market under the symbol “EMMS” (assuming the shares are not delisted), but our CUSIP number would be changed. We would file a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) to announce that our CUSIP number has been changed. As of April 29, 2016, there were 4,749 record holders of shares of Class A common stock and 43,902,275 issued and outstanding shares of Class A common stock. If the proposed reverse stock split had been completed on that date, this would have been reduced to approximately 590 record holders of shares of Class A common stock (due to the number of record holders of less than four shares) and approximately 43,897,053 issued and outstanding shares of Class A common stock (without giving effect to the cancellation of fractional shares except for record holders of less than four shares).

If a reverse stock split is implemented by our board of directors, all outstanding equity awards under our 2015 Equity Compensation Plan, the 2016 Equity Compensation Plan, and all prior such plans (collectively, the “Plans”) will be adjusted by the Conversion Ratio and will be rounded down to the nearest whole share. As of April 29, 2016, there were 8,302,448 shares of Class A common stock issuable upon the exercise of options outstanding under the Plans and 589,528 shares of Class A common stock issuable upon the vesting and settlement of restricted stock and restricted stock units. No cash payment will be made in respect of a fractional share of any stock option, nor with respect to restricted stock, unless and until such stock has vested. A reverse stock split will not affect the expiration date of outstanding stock options or restricted stock.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the reverse stock split. Indiana Code §23-1-25-4 provides that a corporation may “issue fractions of a share or pay in money the value of fractions of a share.” Shareholders who own Class A common stock or Class B common stock directly or in street name prior to the effective time of the reverse stock split and who otherwise would hold fractional shares because the number of shares of Class A common stock or Class B common stock they held before the reverse stock split would not be evenly divisible by four will be entitled to a cash payment (without interest) in respect of such fractional shares. For example, if a shareholder held 103 shares of Class A common stock prior to the reverse stock split, the shareholder would be issued 25 shares of Class A common stock on a post-split basis and would receive cash for the remaining three shares. Holders of less than four Shares of our Class A common stock would be eliminated as a result of the payment of cash in lieu of issuing fractional shares in connection with the reverse stock split.

Any cash due to shareholders in place of fractional shares will be paid as follows:

•	If a shareholder’s shares are held in street name or in safekeeping with the transfer agent, payment for the fractional shares will be deposited directly into the shareholder’s account with the organization holding the shareholder’s shares.

•	If the shareholder’s shares are registered directly in the shareholder’s name and the shareholder holds one or more stock certificates, payment for the fractional shares will be made by check, sent to the shareholder directly from our transfer agent upon receipt of the properly completed and executed transmittal letter and original stock certificates.

The amount of cash to be paid for fractional shares will be equal to the product obtained by multiplying the following two amounts:

•	The average closing sales price of our Class A common stock as reported on the Nasdaq Global Select Market for the 30 trading days preceding the effective date of the reverse stock split.

•	The number of shares of Class A common stock that would be converted into a fractional share.

Treatment of Certificated Shares

As soon as practicable after the Effective Time of the reverse stock split, our transfer agent will mail a transmittal form to each holder of record that holds certificates for the Class A common stock and Class B common stock. The transmittal form would be used in forwarding certificates for surrender and exchange into new post-split common stock in book-entry form to which the holder is entitled as a consequence of the reverse stock split. The transmittal form will be accompanied by instructions specifying other details of the exchange.

After receipt of a transmittal form, each holder, as applicable, would surrender the certificates formerly representing shares of the Class A common stock or Class B common stock and, in exchange, would receive a book-entry statement reflecting the number of shares of Class A common stock or Class B common stock to which the holder is entitled following a reverse stock split. No shareholder would be required to pay a transfer or other fee to exchange his, her or its certificates. Shareholders should not send in certificates until they receive a transmittal form from our transfer agent. The transfer agent will also provide instructions for holders who have lost their certificates or whose certificates have been destroyed.

The number of shares of Class A common stock and/or Class B common stock you own would automatically be reduced without any further action on your part and without regard to the date that you physically surrender your certificates to our transfer agent. Each certificate representing pre-split shares of Class A common stock or Class B common stock would, until surrendered and exchanged as described above, be deemed cancelled and, for all corporate purposes, would be deemed to represent only the number of post-split shares of Class A common stock or Class B common stock resulting from the reverse stock split. Note that you would not be entitled to receive any dividends or other distributions payable by us after the reverse stock split is effective until you surrender and exchange your certificates. If we issue and pay any dividends or make any distributions, these amounts would be withheld, accumulate and be paid to you, without interest, once you surrendered your certificates for exchange.

If you are a holder of Class A common stock or Class B common stock who comes to hold fractional shares as a result of the reverse stock split, you would receive a letter of transmittal which contained instructions on how to surrender your certificate(s) to our transfer agent for your cash payment. YOU WOULD NOT RECEIVE YOUR CASH PAYMENT UNTIL YOU SURRENDERED YOUR OUTSTANDING STOCK CERTIFICATE(S) TO AMERICAN STOCK TRANSFER & TRUST COMPANY, TOGETHER WITH A COMPLETED AND EXECUTED COPY OF THE LETTER OF TRANSMITTAL. Please do not send your certificates until you receive a letter of transmittal following the Effective Time of a reverse stock split.

All post-split shares issued to you by American Stock Transfer & Trust Company in connection with the reverse stock split will be issued in “book entry” form to an account established for you by American Stock Transfer & Trust Company. Most shareholders find that this service is more convenient than holding physical certificates, and it protects you against the loss, theft or destruction of your certificates. Periodically, American Stock Transfer & Trust Company will send you a report showing the total number of shares held for you in book entry form, along with a description of any additions to or subtractions from that number since the last report. Upon your written request at any time, American Stock Transfer & Trust Company will issue and have delivered to you certificates for all shares credited to your account.

Holders of Class A common stock and Class B common stock should be aware that, under the escheat laws of various jurisdictions, any amounts due for fractional interests and shares resulting from the reverse stock split that are not timely claimed after the Effective Time of the reverse stock split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the company or our transfer agent, concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, holders of Class A common stock and Class B common stock otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with the transfer agent’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

Treatment of Existing Book-Entry Shares

If you currently hold your shares in book-entry form through our transfer agent, no action will be required on your part. The number of shares of Class A common stock and/or Class B common stock you own will automatically be reduced, our transfer agent will update its records accordingly, and a book-entry statement reflecting your new post-split Class A common stock and/or Class B common stock will be mailed to your address of record.

No Appraisal or Dissenters’ Rights

Under Indiana law, shareholders will not be entitled to exercise appraisal or dissenters’ rights in connection with the reverse stock split, and the company will not independently provide shareholders with any such right.

Reservation of Rights

Our board of directors reserves the right to not implement the reverse stock split without further action by the holders of common stock at any time before the filing of the necessary Articles of Amendment with the Indiana Secretary of State, even if the reverse stock split has been approved by the holders of common stock at this meeting of shareholders. By voting in favor of the reverse stock split, you are also expressly authorizing our board of directors to determine not to proceed with the reverse stock split if it should so decide.

Material U.S. Federal Tax Consequences of the Reverse Stock Split to Holders of Common Stock

The following is a summary of the material U.S. federal income tax consequences of the reverse stock split. This summary addresses only shareholders who hold the pre-split shares of Class A common stock or Class B common stock, or post-split shares of Class A common stock or Class B common stock as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”). The following is not an exhaustive discussion of all possible U.S. federal income tax considerations relating to the reverse stock split. It does not address shareholders subject to special rules, such as financial institutions, real estate investment trusts, regulated investment companies, tax-exempt organizations, insurance companies, partnerships, dealers in securities, traders who elect to use the mark-to-market method of accounting, mutual funds, qualified retirement plans, individual retirement accounts, shareholders who are not U.S. persons for federal income tax purposes, shareholders who hold the pre-split shares of Class A common stock or Class B common stock as part of a straddle, hedge or conversion transaction, shareholders who are subject to the alternative minimum tax provisions of the Code and shareholders who acquired their pre-split shares of Class A common stock or Class B common stock pursuant to the exercise of employee stock options or otherwise as compensation for services. In addition, it does not address tax consequences under state, local, foreign or other laws.

This summary is based upon provisions of the Code and Treasury regulations, published Internal Revenue Service (the “IRS”) rulings and judicial decisions as of the date hereof. These authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. Each shareholder is advised to consult his, her or its own tax advisor as to the tax consequences of the reverse stock split.

The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Accordingly, the company will not recognize any gain or loss as a result of the reverse stock split. In addition, except as provided below with respect to the cash, if any, received in lieu of any fractional shares, and provided that the fair market value of the post-split shares of Class A common stock or Class B common stock is equal to the fair market value of pre-split shares of Class A common stock or Class B common stock deemed surrendered in exchange therefor, a shareholder should not recognize any gain or loss in the reverse stock split. The aggregate tax basis of the post-split shares of Class A common stock or Class B common stock should be equal to the aggregate tax basis of the pre-split shares of Class A common stock or Class B common stock, and the holding period of the post-split shares of Class A common stock or Class B common stock received should include the holding period of the pre-split shares of Class A common stock or Class B common stock.

If you receive cash in lieu of any fractional shares in the reverse stock split and continue to hold Class A common stock or Class B common stock immediately after the reverse stock split, you will be treated as if you received such fractional shares in the reverse stock split and then had such fractional shares redeemed by the company for cash. In determining whether you continue to hold Class A common stock or Class B common stock immediately after the reverse stock split, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. Depending on your particular situation, the distribution of cash in redemption of your fractional shares will either be treated as a payment in exchange for your stock or as a dividend. If the distribution of cash is treated as a payment in exchange for your stock, you generally will recognize capital gain or loss in amount equal to the difference between the amount of cash received and your adjusted tax basis in the shares.

The distribution of cash will be treated as a payment in exchange for your stock provided that your receipt of cash either (i) is “not essentially equivalent to a dividend” with respect to you or (ii) is a “substantially disproportionate redemption of stock” with respect to you. You will satisfy the “not essentially equivalent to a dividend” test if the reduction in your proportionate interest in the company resulting from the reverse stock split is considered a “meaningful reduction” given your particular facts and circumstances. The IRS has ruled that a small reduction by a minority shareholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will meet this test. The receipt of cash in the reverse stock split will be a “substantially disproportionate redemption of stock” for you if the percentage of the outstanding shares of Class A common stock or Class B common stock owned by you immediately after the reverse stock split is less than 80% of the percentage of shares of Class A common stock or Class B common stock owned by you immediately before the reverse stock split. In applying these tests, it may be possible for you to take into account sales of shares of Class A common stock or Class B common stock that occur substantially contemporaneously with the reverse stock split. If your gain is not treated as capital gain under any of the tests described above, it would normally be treated first as a dividend to the extent of your ratable share of our undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain would be treated as capital gain. However, if the company does not have any accumulated earnings and profits and the taxable amount is not treated as capital gain under the tests described above, it will be treated first as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain would be treated as capital gain. If you have held your shares for longer than one year, such capital gain will be long-term capital gain. For U.S. persons who are not corporations, long-term capital gains are subject to tax at lower rates.

If you (1) receive cash in exchange for a fractional share as a result of the reverse stock split, (2) do not continue to hold any Class A common stock or Class B common stock immediately after the reverse stock split and (3) are not related to any person or entity which holds Class A common stock or Class B common stock immediately after the reverse stock split, you will recognize capital gain or loss on such exchange. The amount of capital gain or loss you recognize will equal the difference between the cash you receive for your fractional shares and your aggregate adjusted tax basis in such shares. If you are related to a person or entity who continues to hold Class A common stock or Class B common stock immediately after the reverse stock split, you will still recognize capital gain on such exchange, provided that your receipt of cash either (A) is “not essentially equivalent to a dividend” or (B) is a “substantially disproportionate redemption of stock,” as described above. In applying these tests, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. If the taxable amount is not treated as capital gain under any of the tests, it would normally be treated first as a dividend to the extent of your ratable share of our undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain would be treated as capital gain. However, if the company does not have any accumulated earnings and profits and the taxable amount is not treated as capital gain under the tests described above, it will be treated first as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain would be treated as capital gain. If you have held such shares for longer than one year, such capital gain will be long-term capital gain. For U.S. persons who are not corporations, long-term capital gains are subject to tax at lower rates.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS BELIEVES THE REVERSE STOCK SPLIT IS IN THE BEST INTERESTS OF EMMIS AND THE HOLDERS OF ITS COMMON STOCK AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF THE COMMON STOCK VOTE FOR THE REVERSE STOCK SPLIT AUTHORIZATION.

PROPOSAL 4: APPROVAL, IN AN ADVISORY VOTE, OF THE COMPENSATION OF NAMED

EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executives officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. At the annual meeting of shareholders in 2013 the shareholders voted to have an advisory vote such as this every three years.

We seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, our board of directors, or the Compensation Committee of the board of directors. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

The affirmative vote of a majority of the shares voted on this proposal is required to approve it. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

Accordingly, we ask our shareholders to vote on the following resolution at the Meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables for the fiscal year ended February 29, 2016 and any related material disclosed in this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 5: RATIFICATION OF SELECTION OF REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee, a committee of the board of directors, has appointed Ernst & Young LLP to serve as our independent registered public accountants for the fiscal year ending February 28, 2017, subject to ratification by the holders of our common stock. Our financial statements for the fiscal year ended February 29, 2016 were certified by Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to attend the annual meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

If shareholders do not ratify the selection of Ernst & Young LLP as our independent registered public accountants, or if prior to the 2016 annual meeting of shareholders Ernst & Young LLP ceases to act as our independent registered public accountants, then the Audit Committee will reconsider the selection of independent registered public accountants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

MATTERS RELATING TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Fees Paid to Independent Registered Public Accountants

The following table sets forth the fees (including cost reimbursements) paid to Ernst & Young LLP for the fiscal years ended February 28, 2015 and February 29, 2016, for various categories of professional services they performed as our independent registered public accountants.

	Year ended February 28 (29),
	2015	2016
Audit Fees (1)	$754,000	$657,000
Tax Fees (2)	0	96,545

Total Fees	$754,000	$753,545

(1)	Fees for both years include fees for annual financial statement audits, limited quarterly review services and providing consents for SEC filings and other services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements. Fees for the year ended February 28, 2015 also include fees for internal controls audits that were not required for the year ended February 29, 2016 as the Company was designated a smaller reporting company pursuant to Rule 12b-2 of the Exchange Act.
(2)	Tax fees for the year ended February 29, 2016 relate to tax planning for potential international expansion of our TagStation and NextRadio business.

Engagement of the Independent Registered Public Accountants and Approval of Services

During the fiscal years ended February 28, 2015 and February 29, 2016, prior to engaging the independent registered public accountants to render the above services and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent registered public accountants was compatible with the maintenance of Ernst & Young’s independence in the conduct of its auditing services. Under its current charter, it is the policy of the Audit Committee (or in certain instances, the chairman of the Audit Committee) to pre-approve the retention of the independent registered public accountants for any audit services and for any non-audit services, including tax services. No services were performed during the fiscal year ended February 29, 2016, under the de minimis exception in Rule 2-01(c) (7)(i)(C) of Regulation S-X.

SHAREHOLDER PROPOSALS

Any of our shareholders wishing to have a proposal considered for inclusion in our 2017 proxy solicitation materials must set forth such proposal in writing and file it with our corporate secretary on or before the close of business on January 26, 2017 (unless we hold our annual meeting more than 30 days earlier next year, in which case the deadline will be 10 days after our first public announcement of the annual meeting date). The notice must provide certain specific information as described in our by-laws. Copies of the by-laws are available to shareholders free of charge upon request to our corporate secretary. Our board of directors will review any shareholder proposals that are filed as required and, with the assistance of the company’s secretary, will determine whether such proposals meet applicable criteria for inclusion in our 2017 proxy solicitation materials or consideration at the 2017 annual meeting. In addition, we retain discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before the close of business on the applicable 2017 shareholder proposal filing deadline, and also retain that authority under certain other circumstances.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended February 29, 2016, was sent to all of our shareholders of record as of April 29, 2016, and is available in the Investors section of our website (www.emmis.com). Certain shareholders who have previously given us their consent to receive materials electronically did not receive a physical copy of the Annual Report and can access the Annual Report from the Investors section of our website (www.emmis.com). The Annual Report is not to be considered as proxy solicitation material.

OTHER MATTERS

Our board of directors knows of no other matters to be brought before this annual meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

NON-INCORPORATION OF CERTAIN MATTERS

The Report of the Audit Committee and the information on the Emmis website do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Emmis filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Emmis specifically incorporates the respective Report or website information therein by reference.

EXPENSES OF SOLICITATION

The entire expense of soliciting proxies, including preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies, will be paid by us. Solicitations may be made in person or by mail, telephone, facsimile or other means of electronic communication by our directors, officers and other employees, and none of those persons will receive any additional compensation in connection with the solicitation. We also will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares, and will reimburse those record holders for their reasonable expenses incurred in doing so.

HOUSEHOLDING OF PROXY MATERIALS

We have adopted a procedure permitted by Securities and Exchange Commission rules that is commonly referred to as “householding.” Under this procedure, a single proxy statement and annual report are delivered to multiple shareholders sharing an address unless we receive contrary instructions from any shareholder at that address. We will continue to send a separate proxy card to each shareholder of record. We have adopted this procedure because we believe it reduces the volume of duplicate information shareholders receive and helps to reduce our printing and postage costs. A number of brokers with account holders who are Emmis shareholders will be “householding” our proxy materials and annual reports as well.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker if you hold your Emmis shares through a broker, or notify us directly if you are a shareholder of record by sending us an e-mail at ir@emmis.com, calling us toll-free at (866) 366-4703 or writing to us at Emmis Communications Corporation, Investor Relations, One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204.

If you currently receive multiple copies of our proxy statement and annual report at your address and would like to request “householding” of your communications, you should contact your broker, or, if you are a record holder of Emmis shares, you should submit a written request to our transfer agent, American Stock Transfer & Trust Company, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219.

Exhibit A

EMMIS COMMUNICATIONS CORPORATION

2016 EQUITY COMPENSATION PLAN

1. Purpose. The primary purposes of the Plan are to provide equity compensation in lieu of or in addition to cash compensation for employees, officers, directors and independent contractors of the Company and its subsidiaries, to increase employee, officer, director and independent contractor stock ownership opportunities and to improve the Company’s ability to attract and retain a team of outstanding employees, officers, directors and independent contractors.

2. Definitions. As used in the Plan, terms defined parenthetically immediately after their use have the respective meanings provided by such definitions and the terms set forth below have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to a specified person, a person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified.

“Award” means Options, shares of Restricted Stock, Stock Appreciation Rights or Performance Units granted under the Plan.

“Award Agreement” has the meaning specified in Section 4(b)(vi).

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise determined by the Committee, (i) conviction of the Grantee of any felony or other crime involving dishonesty, fraud or moral turpitude, (ii) the Grantee’s habitual neglect of Grantee’s duties, (iii) the Grantee engaging in any gross negligence or gross misconduct which is injurious to the Company, including, but not limited to, insubordination, the commission of any dischargeable offense as defined through the Company’s written or unwritten policies (e.g., sexual harassment), and impermissible subordinate fraternization; (iv) the Grantee engaging in any unlawful conduct or behavior the Company reasonably considers to be dishonest, immoral, unethical, or fraudulent, regardless of materiality; and (v) the Grantee appropriating any corporate opportunity or property for personal benefit or the benefit of another, regardless of materiality or intent to defraud; provided, however, that if a Grantee is subject to an employment agreement with the Company or a Subsidiary, or has a Personal Services Contract , “cause” shall mean any breach of such agreement or contract by the Grantee giving the Company or a Subsidiary the right to terminate the agreement or contract.

“Change in Control” means any of the following: (i) any person or group (other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary, and other than Jeffrey H. Smulyan or an Affiliate of Mr. Smulyan) becomes after the Effective Date the beneficial owner of 35% or more of either the then outstanding Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors, except that (A) no such person or group shall be deemed to own beneficially any securities acquired directly from the Company pursuant to a written agreement with the Company unless such person or group subsequently becomes the beneficial owner of additional Stock or voting securities of the Company other than pursuant to a written agreement with the Company, and (B) no Change in Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60% of both the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote in the election of directors are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the Stock and voting securities of the Company immediately before such acquisition in substantially the same proportion as their ownership, immediately before such acquisition, of the outstanding Stock and the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors; (ii) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director after the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote or written consent of at least two-thirds of the directors then comprising the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act); (iii) consummation of (A) a merger, reorganization or consolidation with respect to which the individuals and entities who were the respective beneficial owners of the Stock and voting securities of the Company immediately before such merger, reorganization or consolidation do not, after such merger, reorganization or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote in the election of directors of the corporation resulting from such merger, reorganization or consolidation, or (B) the sale or other disposition of all or substantially all of the assets of the Company; (iv) shareholder approval of a liquidation or dissolution of the Company or (v) such other event(s) or circumstance(s) as are determined by the Committee to constitute a Change in Control. Notwithstanding the foregoing provisions of this definition, a Change in Control of the Company shall be deemed not to have occurred with respect to any Grantee, if such Grantee is, by written agreement executed prior to such Change in Control, a participant on such Grantee’s own behalf in a transaction in which the persons (or their Affiliates) with whom such Grantee has the written agreement Acquire the Company (as defined below) and, pursuant to the written agreement, the Grantee has an equity interest in the resulting entity or a right to acquire such an equity interest.

For the purposes of this definition, “Acquire the Company” means the acquisition of beneficial ownership by purchase, merger, or otherwise, of either more than 50% of the Stock (such percentage to be computed in accordance with Rule 13d-3(d)(1)(i) of the SEC under the Exchange Act) or substantially all of the assets of the Company or its successors; “person” means such term as used in Rule 13d-5 of the SEC under the Exchange Act; “beneficial owner” means such term as defined in Rule 13d-3 of the SEC under the Exchange Act; and “group” means such term as defined in Section 13(d) of the Exchange Act.

“Class A common stock” means the Class A common stock of the Company, par value $.01 per share.

“Class B common stock” means the Class B common stock of the Company, par value $.01 per share.

“Code” means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Code shall include references to successor provisions.

“Committee” means the Compensation Committee of the Board or such other committee or subcommittee appointed by the Board or the Compensation Committee; provided that, solely with respect to Awards to persons subject to Section 16 of the Exchange Act, such committee is comprised of two or more members of the Board of Directors, each of whom is (i) a “non-employee director,” as defined in Rule 16b-3 adopted under the Exchange Act or otherwise in compliance with Rule 16b-3, (ii) to the extent required by Section 162(m) of the Code, an “outside director” (as such term is defined in Section 162(m) of the Code) or as may otherwise be permitted under Section 162(m) of the Code and (iii) an “independent director” under applicable stock exchange rules if and to the extent required.

“Company” means Emmis Communications Corporation, an Indiana corporation.

“Disability” means, with respect to the exercise of an incentive stock option after Termination of Employment, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time disability was incurred, and which is expected to be permanent or for an indefinite duration.

“Effective Date” means January 29, 2016; provided that “Effective Date” means the date on which shareholders ratify or approve the Plan with respect to Section 3(d).

“Eligible Transferee” has the meaning specified in Section 12(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the Exchange Act shall include references to successor provisions.

“Fair Market Value” of any security of the Company means, as of any applicable date: (i) if the security is listed for trading on a national securities exchange, including but not limited to the NASDAQ Stock Market, the closing price of the security as reported by such exchange on such date, or if no reported sales occurred on such date, on the first preceding date on which a reported sale of the security shall have occurred, or (ii) if the security is not listed for trading on a national securities exchange, including but not limited to the NASDAQ Stock Market, the fair market value of the security as determined by the Committee using the reasonable application of a reasonable valuation method.

“Family Member” of a Grantee means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Grantee, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

“Grant Date” means the date of grant of an Award determined in accordance with Section 6.

“Grantee” means an individual or Personal Service Corporation that has been granted an Award.

“Immediate Prior Plan” means the Emmis Communications Corporation 2015 Equity Compensation Plan.

“Incentive Stock Option” means an Award under Section 7(b).

“including” means “including, without limitation.”

“Measuring Period” has the meaning specified in Section 10(a)(i)(B).

“Option” means an Award under Section 7.

“Option Price” means the per share purchase price of (i) Stock subject to an Option or (ii) Restricted Stock subject to an Option.

“Parent” means any corporation, partnership or limited liability company (other than the Company) in an unbroken chain of corporations, partnerships or limited liability companies ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations, partnerships or limited liability companies other than the Company owns stock, general partnership interests or membership interests, as the case may be, possessing a majority of the total combined voting power of all classes of stock, general partnership interests or membership interests, as the case may be (whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency), in one of the other corporations, partnerships or limited liability companies in such chain.

“Performance Goals” has the meaning specified in Section 10(a)(i).

“Performance Percentage” has the meaning specified in Section 10(a)(i)(C).

“Performance Units” means units established by the Committee for purposes of granting an Award under Section 10.

“Personal Services Contract” means any written contract or agreement pursuant to which a corporation, partnership, limited liability company or other entity is to provide to the Company or a Subsidiary the services of one or more individuals.

“Personal Service Corporation” means a corporation, partnership, limited liability company or other entity that has a Personal Services Contract in effect.

“Plan” means the Emmis Communications Corporation 2016 Equity Compensation Plan.

“Prior Plans” means the Emmis Communications Corporation 2015 Equity Compensation Plan and any other similar equity compensation plan of the Company under which there are outstanding stock options, shares of restricted stock, stock appreciation rights or performance units that have not lapsed or been forfeited.

“Restricted Stock” means Stock awarded pursuant to Section 8.

“SEC” means the Securities and Exchange Commission.

“Stock” means the Class A common stock and the Class B common stock.

“Stock Appreciation Rights” means Awards under Section 9.

“Subsidiary” means any corporation, partnership or limited liability company (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Award under the Plan, each of the corporations, partnerships or limited liability companies other than the last corporation, partnership or limited liability company in the unbroken chain owns stock, general partnership interests or membership interests, as the case may be, possessing a majority of the total combined voting power of all classes of stock, general partnership interests or membership interests, as the case may be (whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency), in one of the other corporations, partnerships or limited liability companies in such chain.

“Termination of Employment” means a cessation of a business relationship with the Company or its Subsidiaries which occurs (a) with respect to an employee of the Company or a Subsidiary, the first day an individual is for any reason entitled to severance payments under the Company’s or any Subsidiary’s personnel policies or is no longer employed by the Company or any of its Subsidiaries, or, with respect to an individual who is an employee of a corporation constituting a Subsidiary, the first day such corporation is no longer a Subsidiary, (b) with respect to a director of the Company, the first day he or she ceases to be a director of the Company, (c) with respect to an independent contractor of the Company or a Subsidiary, the first day the independent contractor is no longer providing, and is not expected by the Company to provide, services to the Company or a subsidiary, or, (d) with respect to a Personal Service Corporation, the first day after the Personal Service Contract has expired or terminated and is not expected by the Company to be extended or renewed. Notwithstanding the foregoing, a Termination of Employment pursuant to any of clauses (a) through (d) shall not be deemed to occur with respect to any Options that are vested on the date on which a Termination of Employment would otherwise be deemed to have occurred so long as a Grantee continues to provide services to the Company or a Subsidiary in one or more of the capacities specified in clauses (a) through (d) above.

3. Scope of the Plan.

(a) Number of Shares. Subject to Section 3(c), an aggregate of six million (6,000,000) shares of Stock plus the number of shares of Stock described in Section 3(d) is hereby made available and is reserved for delivery. Subject to the foregoing limit, shares of Stock held as treasury shares may also be used for or in connection with Awards. Performance Units issued under the Plan shall only reduce the number of shares available for grant or issuance under the Plan to the extent that the Performance Unit Award is paid in stock or the Performance Units are identified with specific Options, Restricted Stock or Stock Appreciation Rights. No more than one million (1,000,000) shares of Class B common stock shall be available for grant and issuance under the Plan from the six million (6,000,000) additional shares of stock authorized for delivery under the Plan. Awards of or pertaining to shares of Class B common stock may be granted only to Jeffrey H. Smulyan or an Affiliate of Smulyan (as defined in the Company’s Second Amended and Restated Articles of Incorporation, as amended from time to time). Issuance of either Class A Common Stock or Class B common stock as or pursuant to an Award shall reduce the shares available for grant and issuance under the Plan.

(b) Limit on Awards. Subject to Section 3(a) as to the maximum number of shares of Stock available for delivery in connection with Awards and Sections 3(c) and 26, the maximum number of Awards that may be granted to each Grantee in each calendar year during any part of which the Plan is in effect shall be as follows:

(i)	With respect to Stock subject to Options, 300,000 shares;

(ii)	With respect to Stock subject to Stock Appreciation Rights, 300,000 shares;

(iii)	With respect to Restricted Stock (other than Restricted Stock issued in payment of an Award of Performance Units or issued in lieu of cash compensation under a stock compensation-type program), that number of shares of Stock whose value equals the lesser of (A) 500% of such Grantee’s base salary and bonus for such year or (B) $5,000,000 (based on the Fair Market Value of Stock on the date the award is granted, not the date the Award vests or is paid);

(iv)	With respect to Awards of Performance Units, that number of shares of Stock whose value equals the lesser of (A) 500% of such Grantee’s base salary and bonus for such year or (B) $5,000,000 (based on the Fair Market Value of Stock on the date the Award is granted, not the date the Award is earned or paid).

(c) Re-Use of Shares. If and to the extent an Award or any portion thereof shall expire or terminate for any reason without having been exercised in full or shall be forfeited, shares of Stock available for such Award or any portion thereof (including restricted stock) and stock appreciation rights associated with such Award shall become available for other Awards. If a Grantee pays all or part of the exercise price or tax withholding, if any, associated with an Award by the transfer of Stock or the withholding or surrender (including by attestation) of all or part of an Award (including the Award being exercised), such Stock will also be available for grant under this Plan.

(d) Addition of Stock from Prior Plans. In addition to the shares of Stock reserved for issuance under Section 3(a), the number of shares of Stock which were reserved for issuance under the Immediate Prior Plan but which are not subject to any outstanding awards under such plan as of the Effective Date shall be available for issuance under Awards granted under this Plan. Further, after the Effective Date, if any shares of Stock subject to awards granted under any Prior Plan would again become available for new grants under the terms of such plan if such plan were still in effect, then those shares of Stock will be available for the purpose of granting Awards under this Plan, thereby increasing the number of shares of Stock available for issuance under this Plan as determined under the first sentence of Section 3(a). The Immediate Prior Plan shall terminate as of the Effective Date for purposes of granting additional awards thereunder, although awards outstanding under Prior Plans remain in effect in accordance with such Prior Plans and any applicable award agreements.

4. Administration.

(a) General. The Plan shall be administered by the Committee, which shall consist of persons who are appointed by the Board. Notwithstanding the requirements contained in the immediately preceding sentence, the Board or the Committee may, in its discretion, delegate to a committee or subcommittee of the Board or the Committee any or all of the authority and responsibility of the Committee. Such other committee or subcommittee may consist of two or more directors who may, but need not, be officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board or the Committee has delegated to such other committee or subcommittee the authority and responsibility of the Committee pursuant to the foregoing, all references to the Committee in the Plan shall be to such other committee or subcommittee. Notwithstanding the foregoing, the Board shall at all times have the right to make Awards, administer the Plan, and otherwise exercise the authority of the Committee under the Plan, and to the extent the Board does so, references to the Committee in the Plan shall be to the Board.

(b) Authority of the Committee. The Committee shall have full power and final authority, in its discretion, but subject to the express provisions of the Plan, as follows: (i) to select Grantees, (ii) to grant Awards, (iii) to determine (A) when Awards may be granted, (B) whether or not specific Stock Appreciation Rights shall be identified with a specific Option, specific shares of Restricted Stock, or specific Performance Units and, if so, whether they shall be exercisable cumulatively with, or alternatively to, such Option, shares of Restricted Stock, or Performance Units, and (C) whether or not specific Performance Units shall be identified with a specific Option, specific shares of Restricted Stock, or specific Stock Appreciation Rights under the Plan or any Prior Plan and, if so, whether they shall be exercisable cumulatively with, or alternatively to, such Option, shares of Restricted Stock, or Stock Appreciation Rights, (iv) to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan, (v) to prescribe, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Employment of a Grantee, (vi) to determine the terms and provisions of any written agreement by which an Award may be granted (“Award Agreements”) and, to modify any such Award Agreement at any time, with the consent of the Grantee when required, (vii) to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award, (viii) to make such adjustments or modifications to Awards to Grantees working outside the United States as are necessary and advisable to fulfill the purposes of the Plan, (ix) to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including requiring simultaneous exercise of related identified Options, Stock Appreciation Rights, and Performance Units and limiting the percentage of Options, Stock Appreciation Rights, and Performance Units which may from time to time be exercised by a Grantee, and (x) to require Awards to be transferred to a non-grantor trust for the benefit of the Grantee.

(c) Determinations of the Committee; No Liability. The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

5. Eligibility. Awards may be granted to or for the benefit of any current or former employee, officer, director, Personal Service Corporation, or independent contractor of the Company or its Subsidiaries; provided, however, that Awards of Options, Restricted Stock, or Stock Appreciation Rights may only be granted to persons with respect to whom the Company is an “eligible issuer” as defined in Treas. Reg. §1.409A-1(b)(5)(iii)(E). In selecting the Grantees to whom Awards may be granted, as well as in determining the number of shares of Stock subject to and the other terms and conditions applicable to each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan.

6. General Terms and Conditions of Grants.

(a) Grant Date. The Grant Date of an Award shall be the date on which the Committee grants the Award.

(b) Maximum Term. The term of each Award (subject to Section 7(b) with respect to Incentive Stock Options) shall be a period of not more than ten (10) years from the Grant Date, and shall be subject to earlier termination as herein provided.

(c) Tandem Awards. A Grantee may, if otherwise eligible, be granted additional Awards in any combination.

7. Options.

(a) Grant of Options and Option Price. The Committee may grant an Option containing such terms, conditions and restrictions as the Committee deems appropriate; provided, however, that the Option Price of any Option shall not be less than the Fair Market Value of the Stock on the Grant Date.

(b) Grant of Incentive Stock Options. Without limiting the generality of the foregoing, the Committee may designate that an Option shall be made subject to restrictions that permit it to qualify as an “incentive stock option” under the requirements of Section 422 of the Code. Notwithstanding the foregoing and Section 4(b)(vi), the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such option from being treated as an Incentive Stock Option.

(c) Exercise of Options. Each Option shall be exercised, in whole or in part, by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock subject to the Option. The Option Price of any shares of Stock or shares of restricted stock as to which an Option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following: (i) cash; (ii) shares of Stock that have been held by the Grantee for at least six months, each valued at the Fair Market Value on the date of exercise (including through an attestation procedure); (iii) with the approval of the Committee, shares of restricted stock that have been held by the Grantee for at least six months, each valued at the Fair Market Value of a share of Stock on the date of exercise; (iv) by waiver of compensation due or accrued to the Grantee for services rendered; (v) with the consent of the Committee, by tender of property; (vi) provided that a public market for the Stock exists: (A) through a “same day sale” commitment from the Grantee and a broker-dealer complying with Regulation T and other rules adopted by the Board of Governors of the Federal Reserve System whereby the Grantee irrevocably elects to exercise the Option and to sell a portion of the Stock so purchased in order to pay for the Option, and whereby the broker-dealer irrevocably commits upon receipt of such Stock to forward the Option Price directly to the Company; or (B) through a “margin” commitment from the Grantee and a broker-dealer whereby the Grantee irrevocably elects to exercise the Option and to pledge the Stock so purchased to a broker-dealer in a margin account as security for a loan from the broker-dealer in the amount of the Option Price, and whereby the broker-dealer irrevocably commits upon receipt of such Stock to forward the Option Price directly to the Company; or (C) through any other procedure pursuant to which the Grantee delivers to the Company a properly executed exercise notice and instructions to deliver the resulting Stock to a stock broker that are intended to satisfy the provisions of Section 220.3(e)(4) of Regulation T issued by the Board of Governors of the Federal Reserve System as in effect from time to time; (vii) by the surrender of all or part of the Option being exercised, or (viii) such other payment method or procedure as the Committee may approve.

(f) Use of Restricted Stock to Pay Option Price. If restricted stock (“Tendered Restricted Stock”) is used to pay the Option Price for Stock subject to an Option, then a number of shares of Stock acquired on exercise of the Option equal to the number of shares of Tendered Restricted Stock shall, unless the Committee provides otherwise, be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the Option. If the Option Price for restricted stock subject to an Option is paid with Tendered Restricted Stock, and if the Committee determines that the restricted stock acquired on exercise of the Option is subject to restrictions that cause it to have a greater risk of forfeiture than the Tendered Restricted Stock, then notwithstanding the preceding sentence, all the restricted stock acquired on exercise of the Option shall, unless the Committee provides otherwise, be subject to such restrictions.

8. Restricted Stock.

(a) Grant of Shares of Restricted Stock. Before the grant of any shares of Restricted Stock, the Committee shall determine, in its discretion: (i) the per share purchase price of such shares (which may be zero), and (ii) the restrictions, if any, applicable to such grant; provided, however, that if the per share purchase price is zero, the consideration for the shares shall be deemed to be prior service to the Company or its Subsidiaries unless the Committee specifies other consideration. For the avoidance of doubt, Restricted Stock may include restricted stock units which constitute a contractual right to receive shares of Stock upon lapse, expiration or termination of the applicable restriction.

(b) Exercise. Payment of the purchase price (if greater than zero) for shares of Restricted Stock shall be made in full by the Grantee before the delivery of such shares. Such payment may, at the election of the Grantee and unless the Committee otherwise provides in the Award Agreement, be made in any one or any combination of the following: (i) cash, (ii) Stock valued at its Fair Market Value on the date of payment, or (iii) shares of Restricted Stock, each valued at the Fair Market Value of a share of Stock on the date of payment; provided that, if the purchase price for Restricted Stock (“New Restricted Stock”) is paid with shares of restricted stock (“Old Restricted Stock”), the restrictions applicable to the New Restricted Stock shall be the same as if the Grantee had paid for the New Restricted Stock in cash unless, in the judgment of the Committee, the Old Restricted Stock was subject to a greater risk of forfeiture, in which case a number of shares of New Restricted Stock equal to the number of shares of Old Restricted Stock tendered in payment for New Restricted Stock shall, unless the Committee provides otherwise, be subject to the same restrictions as the Old Restricted Stock, determined immediately before such payment.

(c) Forfeiture. The Committee may, but need not, provide that all or any portion of a Grantee’s Award of Restricted Stock shall be forfeited: (i) upon the Grantee’s Termination of Employment within a specified time period after the Grant Date, (ii) if the Company or the Grantee does not achieve specified performance goals within a specified time period after the Grant Date and before the Grantee’s Termination of Employment, or (iii) on such other event(s) or circumstance(s) as the Committee deems appropriate.

(d) Effect of Forfeiture. If a share of Restricted Stock is forfeited, then: (i) the Grantee shall be deemed to have resold such share of Restricted Stock to the Company at the lesser of (A) the purchase price paid by the Grantee (such purchase price shall be deemed to be zero dollars ($0) if no purchase price was paid) or (B) the Fair Market Value of a share of Stock on the date of such forfeiture; (ii) the Company shall pay to the Grantee the amount determined under clause (i) of this sentence as soon as is administratively practical; and (iii) such share of Restricted Stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a shareholder of the Company, from and after the date of the Company’s tender of the payment specified in clause (ii) of this sentence, whether or not such tender is accepted by the Grantee.

(e) Certificates. Any share of Restricted Stock which is issued subject to forfeiture shall be held (together with a stock power executed in blank by the Grantee if requested by the Committee) in escrow by the Secretary of the Company or by the Company’s agent until such shares become nonforfeitable or are forfeited and shall, if requested by the Committee, bear an appropriate legend specifying that such share is non-transferable and subject to the restrictions set forth in the Plan. If any shares of Restricted Stock become nonforfeitable, the Company shall cause such shares to be issued or reissued without such legend.

9. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. When granted, Stock Appreciation Rights may, but need not, be identified with shares of Stock subject to a specific Option, specific shares of Restricted Stock, or specific Performance Units of the Grantee (including any Option, shares of Restricted Stock, or Performance Units granted on or before the Grant Date of the Stock Appreciation Rights) in a number equal to or different from the number of Stock Appreciation Rights so granted. If Stock Appreciation Rights are identified with shares of Stock subject to an Option, shares of Restricted Stock, or Performance Units, then, unless otherwise provided in the applicable Award Agreement, the Grantee’s associated Stock Appreciation Rights shall terminate upon (i) the expiration, termination, forfeiture, or cancellation of such Option, shares of Restricted Stock, or Performance Units, (ii) the exercise of such Option or Performance Units, or (iii) the nonforfeitability of such shares of Restricted Stock.

(b) Exercise of Stock Appreciation Rights. Each Stock Appreciation Right shall be exercisable to the extent the Option with which it is identified, if any, may be exercised, to the extent the Restricted Stock with which it is identified, if any, is nonforfeitable, or to the extent the Performance Unit with which it is identified, if any, may be exercised, unless otherwise provided by the Committee. Stock Appreciation Rights shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of Stock Appreciation Rights. Unless otherwise provided in the applicable Award Agreement, the exercise of Stock Appreciation Rights which are identified with shares subject to an Option, shares of Restricted Stock, or Performance Units shall result in the cancellation or forfeiture of such Option, shares of Restricted Stock, or Performance Units, as the case may be, to the extent of such exercise.

(c) Benefit for Stock Appreciation Rights. The benefit for each Stock Appreciation Right exercised shall be equal to the difference between: (i) the Fair Market Value of a share of Stock on the date of such exercise and (ii) an amount equal to: (A) for any Stock Appreciation Right identified with an Option, the Option Price of such Option, unless the Committee in the grant of the Stock Appreciation Right specified a higher amount, or (B) for any other Stock Appreciation Right, the Fair Market Value of a share of Stock on the Grant Date of such Stock Appreciation Right, unless the Committee in the grant of the Stock Appreciation Right specified a higher amount; provided that the Committee, in its discretion, may provide that the benefit for any Stock Appreciation Right shall not exceed a stated percentage (which may exceed 100%) of the Fair Market Value of a share of Stock on such Grant Date. The benefit upon the exercise of a Stock Appreciation Right shall be payable in cash, except that the Committee, with respect to any particular exercise, may, in its discretion, pay benefits wholly or partly in Stock.

10. Performance Units.

(a) Grant of Performance Units.

(i) In connection with the grant of any Performance Unit, the Committee shall: (A) determine performance goals (“Performance Goals”) applicable to such grant, (B) designate a period for the measurement of the extent to which Performance Goals are attained, which period may begin prior to the Grant Date (the “Measuring Period”), and (C) assign a “Performance Percentage” to each level of attainment of Performance Goals during the Measuring Period, with the percentage applicable to minimum attainment being zero percent (0%) and the percentage applicable to maximum attainment (which may exceed 100%) to be determined by the Committee from time to time.

(ii) In establishing Performance Goals, the Committee may consider such performance factor or factors as it deems appropriate, including share price, revenue, net revenue, EBITDA, Adjusted EBITDA, EBITDA before certain charges, net income, cash flow, free cash flow (whether pre-tax or after tax), station operating income, earnings per share, market share, market penetration, number of users or listeners, return on equity, return on assets, return on capital, expenses, leverage, or Nielsen or other ratings, as well as growth, reduction or change in any of the foregoing (and in each case on the basis of the entire Company, a division or operating unit thereof (including any individual station or magazine or other business), or any subsidiary thereof. The Performance Goals may include minimum and optimum objectives, a single set of objectives or multiple sets of objectives. The Committee may, at any time, in its discretion, modify Performance Goals in order to facilitate their attainment for any reason, including recognition of unusual or nonrecurring events affecting the Company or a Subsidiary or changes in applicable laws, regulations or accounting principles. If a Grantee is promoted, demoted, or transferred to a different business unit of the Company during a performance period, the Committee may adjust or eliminate the Performance Goals as it deems appropriate.

(b) Benefit of Performance Units. Except as otherwise provided in Section 13, the benefit for each Performance Unit shall be an amount equal to the product of (i) the Fair Market Value of a Share of Stock on the Grant Date of the Performance Unit multiplied by (ii) the Performance Percentage attained during the Measuring Period for such Performance Unit.

(c) Form and Timing of Payment. As soon as practicable following the completion of the Measuring Period applicable to outstanding Performance units, the Committee will certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by each Grantee of Performance Units for that Measuring Period. Payment of the benefit for a Grantee’s Performance Units shall be made by the fifteenth (15th) day of the third (3rd) month following the end of the Grantee’s taxable year or Company’s fiscal year (whichever ends later) in which the Measuring Period ends for such Performance Units. The benefit shall be payable in cash, except that the Committee, with respect to any particular Award of Performance Units, may, in its discretion, pay the benefit wholly or partly in Stock. The number of shares of Stock payable in lieu of cash shall be determined by valuing the Stock at its Fair Market Value on the business day next preceding the date on which such benefit is to be paid.

11. No Employment Rights. Neither the establishment of the Plan, nor the granting of any Award shall be construed to (i) give any Grantee the right to remain employed by or affiliated with the Company or any of its Subsidiaries or to any benefits not specifically provided by the Award Agreement, or (ii) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate this Plan or any of its employee benefit plans. No obligation of the Company or any of its Subsidiaries as to the length of any Grantee’s employment by or affiliation with the Company or any Subsidiary shall be implied by the terms of the Plan, any grant of an Award hereunder or any Award Agreement. The Company and its Subsidiaries reserve the same rights to terminate employment of or sever its relationship with any Grantee as existed before the Grant Date.

12. Non-Transferability.

(a) Except as permitted by the Committee in writing or as provided in the applicable Award Agreement, each Award granted hereunder shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee.

(b) Notwithstanding the provisions of subsection (a), a Grantee may transfer an award (other than an Incentive Stock Option) through a gift or a domestic relations order, otherwise than for value, to a Family Member (any recipient in such a transfer, an “Eligible Transferee”). For purposes of this subsection (b), the following transactions are not transfers for value: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in the entity. An Award that is transferred to a Family Member shall not be transferable by such Family Member, except for (i) a transfer to another Family Member of the original Grantee, or (ii) a transfer by such Family Member’s will or by the laws of descent and distribution upon the death of the Family Member.

(c) In the event that a Grantee transfers an Award to an Eligible Transferee under this Section 12, the Award transferred to the Eligible Transferee must be exercised by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee’s executor or administrator only in the same manner, to the same extent and under the same circumstances (including, without limitation, the time period within which the Award must be exercised) as the Grantee or, in the event of the Grantee’s death, the executor or administrator of the Grantee’s estate, could have exercised such Award. The Grantee, or in the event of the Grantee’s death, the Grantee’s estate, shall remain liable for all federal, state, city and local taxes applicable upon the exercise of an Award by an Eligible Transferee. If an Award other than an option that does not qualify as an Incentive Stock Option is transferred under Section 12(b), the Company can provide no assurance that the transfer will not be taxed prior to the subsequent exercise of the Award.

13. Effects of a Change in Control. The terms and provisions of this Section 13 shall apply upon the occurrence of a Change in Control only if the Committee shall have determined that this Section 13 shall be applicable. The Committee shall give written notice to the Grantees of such a determination and the date on which such determination is made. After the occurrence of a Change in Control for which the Committee has determined that this Section 13 shall apply, then:

(a) General. Subject to Section 17 but notwithstanding Section 11 or any other provisions of the Plan: (i) all Options, Stock Appreciation Rights, and Performance Units granted under the Plan shall immediately be fully exercisable; and (ii) all shares of Restricted Stock shall immediately be nonforfeitable and freely transferable.

(b) Benefit. The benefit, if any, payable with respect to any Performance Unit for which the Measuring Period has not ended shall be equal to the product of: (i) the Fair Market Value of a share of Stock on the Grant Date of the Performance Unit multiplied successively by each of the following; (ii) a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Measuring Period until the date of such Change in Control, and the denominator of which is the number of months (including as a whole month any partial month) in the Measuring Period; and (iii) a percentage equal to the greater of (A) the target percentage, if any, specified in the applicable Award Agreement, or (B) the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that such rate at which the performance goals have been achieved as of the date of the Change in Control would continue until the end of the Measuring Period.

14. Notification under Section 83(b). If the Committee has not, on the Grant Date or any later date, prohibited such Grantee from making the following election, and a Grantee shall, in connection with the exercise of any Option, or the grant of any share of Restricted Stock, make the election permitted under Section 83(b) of the Code (i.e., an election to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

15. Mandatory Withholding Taxes. Whenever under the Plan, cash or shares of Stock are to be delivered upon exercise or payment of an Award or upon a share of Restricted Stock becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require as a condition of delivery (i) that the Grantee remit an amount sufficient to satisfy all federal, state and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan, or (iii) any combination of the foregoing.

16. Elective Share Withholding.

(a) Election by Grantee. Subject to Section 16(b) and unless prohibited by the Award Agreement, a Grantee may elect the withholding (“Share Withholding”) by the Company of a portion of the shares of Stock otherwise deliverable to such Grantee upon the exercise or payment of an Award or upon a share of Restricted Stock’s becoming nonforfeitable (each a “Taxable Event”) having a Fair Market Value equal to: (i) the minimum amount necessary to satisfy required federal, state, or local withholding tax liability attributable to the Taxable Event; or (ii) with the Committee’s prior approval, a greater amount, not to exceed the estimated total amount of such Grantee’s tax liability with respect to the Taxable Event.

(b) Restrictions. Each Share Withholding election by a Grantee shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions: (i) a Grantee’s right to make such an election shall be subject to the Committee’s right to revoke such right at any time before the Grantee’s election if the Committee has reserved the right to do so in the Award Agreement; (ii) the Grantee’s election must be made before the date (the “Tax Date”) on which the amount of tax to be withheld is determined; (iii) the Grantee’s election shall be irrevocable by the Grantee; and (iv) in the event that the Tax Date is deferred until six months after the delivery of Stock under Section 83(b) of the Code, the Grantee shall receive the full amount of Stock with respect to which the exercise occurs, but such Grantee shall be unconditionally obligated to tender back to the Company the proper number of shares of Stock on the Tax Date.

17. Termination of Employment.

(a) Restricted Stock and Performance Units. Except as otherwise provided by the Committee on or after the Grant Date, a Grantee’s shares of Restricted Stock that are forfeitable shall be forfeited upon the Grantee’s Termination of Employment and a Grantee shall forfeit all rights to payment of any benefit with respect to any Performance Unit if the Grantee has a Termination of Employment prior to the end of the Measuring Period.

(b) Options and Stock Appreciation Rights. If a Grantee has a Termination of Employment for Cause, any unexercised Option or Stock Appreciation Right, whether or not vested, shall terminate upon the Grantee’s Termination of Employment. If the Grantee has a Termination of Employment for any reason other than Cause, then any unexercised Option or Stock Appreciation Right, to the extent exercisable on the date of the Grantee’s Termination of Employment, may be exercised in whole or in part, not later than the later of (A) the 180th day following the date of the Grantee’s Termination of Employment or (B) the 30th day following the last day for which the Grantee is entitled to severance payments under the Company’s or any Subsidiary’s personnel policies, except that (i) if the Grantee’s Termination of Employment is caused by the death of the Grantee, then any unexercised Option or Stock Appreciation Right shall vest on the date of the Grantee’s death, and may be exercised, in whole or in part, at any time within one year after the Grantee’s death by the Grantee’s personal representative or by the person to whom the Option or Stock Appreciation Right is transferred by will or the applicable laws of descent and distribution; (ii) if the Grantee’s Termination of Employment is on account of the Disability of the Grantee, then any unexercised Option or Stock Appreciation Right shall vest on the date of the Termination of Employment and may be exercised, in whole or in part, as if such Termination of Employment had not occurred; provided that, if the Grantee dies after such Termination of Employment, such Option or Stock Appreciation Right may be exercised, to the extent exercisable on the date of the Grantee’s death, by the deceased Grantee’s personal representative or by the person to whom the Option or Stock Appreciation Right is transferred by will or the applicable laws of descent and distribution within one year after the Grantee’s death, and (iii) if the Grantee’s Termination of Employment results from a sale of the station, magazine or other property at which the Grantee is employed or to which the Grantee provides services, then any unvested Option shall vest on the date of such Termination of Employment.

(c) Exceptions at the Discretion of the Committee. If the Grantee has a Termination of Employment for any reason other than Cause, the Committee may provide on or after the Grant Date (including after a Grantee’s Termination of Employment, but before the expiration of the term specified in the applicable Award Agreement) for one or more of the following: (i) that any unexercised Option or Stock Appreciation Right, to the extent exercisable on the date of such Termination of Employment, may be exercised, in whole or in part, at any time within a period specified by the Committee after the date of such Termination of Employment; (ii) that any Option or Stock Appreciation Right that is not exercisable on or before the date of such Termination of Employment (A) may vest on the date of such Termination of Employment or may continue to become exercisable, as if such Termination of Employment had not occurred, after such date for a period specified by the Committee and (B) to the extent such Option or Stock Appreciation Right has become exercisable during such period, may be exercised, in whole or in part, at or before the end of such period; (iii) that any share of Restricted Stock that has not become nonforfeitable on or before the date of such Termination of Employment may become nonforfeitable as if such Termination of Employment had not occurred after such date for a period specified by the Committee; or (iv) that if the Grantee dies after such Termination of Employment and before the expiration of the period specified under clause (i) or (ii) of this Section 17(c), such Option or Stock Appreciation Right may be exercised by the deceased Grantee’s personal representative or by the person to whom the Option or Stock Appreciation Right is transferred by will or the applicable laws of descent and distribution within the specified period after the Grantee’s Termination of Employment, or, if later, within 180 days after the Grantee’s death; provided that if such rights are granted, the Committee may thereafter take actions to limit such rights, but only if such limitation is consented to by the Grantee.

(d) Maximum Extension. Notwithstanding the foregoing, no Award shall be exercisable beyond the lesser of ten (10) years from the Grant Date or the maximum term permitted under the original Award Agreement.

18. Substituted Awards; No Option Repricing. If the Committee cancels any Award (granted under this Plan, any prior equity incentive plan(s) of the Company, or any plan of any entity acquired by the Company or any of its Subsidiaries), and a new Award is substituted for the canceled Award, then the Committee may, in its discretion, determine the terms and conditions of the new Award; provided that (i) the new Award shall not contain any terms or conditions that would cause the Award to constitute deferred compensation under Code Section 409A, (ii) no Award shall be canceled without the consent of the Grantee if the terms and conditions of the new Award to be substituted are not at least as favorable as the terms and conditions of the Award to be canceled, and (iii) no substituted Awards may be made for any cancelled Option or Stock Appreciation Right that is underwater (i.e., that has an Option Price higher than Fair Market Value on the date of cancellation).

19. Securities Law Matters.

(a) Legend and Investment Representation. If the Committee deems necessary to comply with the Securities Act of 1933, or any rules, regulations or other requirements of the SEC or any stock exchange or automated quotation system, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock, or that the Stock be subject to such stock transfer orders and other restrictions as the Committee may deem necessary or advisable.

(b) Postponement by Committee. If based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities law or (ii) the listing requirements of any national securities exchange or the requirements of any automated quotation system on which are listed or quoted any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use reasonable and good faith efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date. The Committee’s authority under this Section 19(b) shall expire on the date of the first Change in Control to which Section 13 applies.

(c) No Obligation to Register or List. The Company shall be under no obligation to register the Stock with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

20. Funding. Benefits payable under the Plan to any person shall be paid directly by the Company or its Subsidiaries. Neither the Company nor its Subsidiaries shall be required to fund, or otherwise segregate assets to be used for payment of, benefits under the Plan.

21. Rights as a Shareholder. A Grantee shall not, by reason of any Award (other than Restricted Stock) have any right as a shareholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Award until such shares have been delivered to such Grantee. Shares of Restricted Stock held by a Grantee or held in escrow by the Company or by an agent of the Company shall confer on the Grantee all rights of a shareholder of the Company, except as otherwise provided in the Plan. The Committee, in its discretion, at the time of grant of Restricted Stock, may permit or require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Stock dividends and deferred cash dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms as apply to the shares with respect to which such dividends are issued. The Committee may, in its discretion, provide for crediting to and payment of interest on deferred cash dividends.

22. Escrow; Pledge of Shares. To enforce any restrictions on a Grantee’s Stock, the Committee may issue the shares in book entry form subject to the applicable restriction or require the Grantee to deposit all certificates representing such Stock, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

23. Nature of Payments. Unless otherwise determined by the Committee, any and all grants or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries, except as such plan or agreement shall otherwise expressly provide.

24. Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations and to enter into non-uniform and selective Award Agreements as to (i) the identity of the Grantees, (ii) the terms and provisions of Awards, and (iii) the treatment, under Section 17, of Terminations of Employment. Notwithstanding the foregoing, the Committee’s interpretation of Plan provisions shall be uniform as to similarly situated Grantees.

25. Adjustments. The Committee shall make equitable adjustment of: (i) the aggregate numbers of shares of Stock, shares of Restricted Stock and Stock Appreciation Rights, available under Sections 3(a) and 3(b), (ii) the number of shares of Stock (including shares of Restricted Stock) covered by an Award, (iii) the Option Price, (iv) the Fair Market Value of Stock to be used to determine the amount of the benefit payable upon exercise of Stock Appreciation Rights or Performance Units, and (v) all other matters relating to the Plan and any Awards, including the type of securities or property, if any, to be paid in connection with any Award, all in such manner as may be determined by the Committee in its discretion in order to prevent dilution or enlargement of the rights of any Grantee pursuant to any Award under the Plan, to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, reclassification, merger, consolidation, asset spin-off, reorganization, or similar event of or by the Company.

26. Adoption and Shareholder Approval. The Plan shall be approved or ratified by the shareholders of the Company (excluding holders of Stock issued pursuant to this Plan), consistent with applicable laws, including but not limited to Section 162(m)(4)(C) (ii) of the Code, within 12 months before or after the Effective Date. Upon the Effective Date, Awards may be granted pursuant to the Plan; provided, however, that prior to initial shareholder approval of the Plan: (i) no Option may be exercised; (ii) no Restricted Stock may vest, (iii) no benefit pursuant to a Performance Unit may be paid in Stock; and (iv) in the event that shareholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be canceled, any Stock issued pursuant to any Award shall be canceled and any purchase of Stock hereunder shall be rescinded.

27. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board or the Committee to adopt such additional compensation arrangements as it may deem desirable, including the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

28. Amendment and Termination of the Plan. Subject to any applicable shareholder approval requirements of applicable law or the rules of any national securities exchange, stock market or automated quotation service on which the Stock is listed or quoted, the Plan may be amended by the Board at any time and in any respect, except that there shall be no amendment to permit option repricing without shareholder approval. The Plan may also be terminated at any time by the Board and shall terminate automatically on the tenth anniversary of the Effective Date unless earlier terminated by the Board. No amendment or termination of this Plan shall adversely affect any Award granted prior to the date of such amendment or termination without the written consent of the Grantee.

29. Weekends and Holidays. Unless this Section prevents an Option designed to qualify as an Incentive Stock Option under Section 422 of the Code from qualifying as an Incentive Stock Option under Section 422 of the Code or prevents an Award designed to qualify as performance-based compensation under Section 162(m) of the Code from qualifying as performance-based compensation under Section 162(m) of the Code, if any day on which action under the Plan must be taken falls on a Saturday, Sunday or holiday recognized as an official holiday of the Company, such action may be taken on the next succeeding day not a Saturday, Sunday or holiday.

30. Foreign Grantees. Without amending the Plan, Awards may be granted to Grantees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.

31. Interpretation under Section 162(m). Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Awards hereunder both that qualify as performance-based compensation under Code Section 162(m)(4)(C) and that do not so qualify. Every provision of the Plan shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded; and any provision of the Plan that would prevent an Award that the Committee intends to qualify as performance-based pay under Code Section 162(m)(4)(C) from so qualifying shall be administered, interpreted and construed to carry out such intent and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

32. Applicable Law. The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Indiana, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced shall be governed by the laws of the State of Indiana, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

33. Construction. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.

34. Code Section 409A. All Awards under the Plan are intended to be exempt from the requirements of Code Section 409A, either under Treas. Reg. §1.409A-1(b)(4), in the case of Performance Units, or under Treas. Reg. 1.409A-1(b)(5), in the case of all other Awards. Every provision of the Plan shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded and of no effect with respect to a non-exempt Award. In the event that, notwithstanding such intent, an Award granted hereunder constitutes “deferred compensation” within the meaning of Code Section 409A, but which is not otherwise exempt from the requirements of Code Section 409A, then, notwithstanding any other provision of the Plan or the applicable Award Agreement, (i) any amount that is payable under such Award on account of separation from service to a “specified employee,” as defined in Code Section 409A(a)(2)(B)(i), will not be paid earlier than the date that is six (6) month’s following the specified employee’s separation from service, as defined below; (ii) the determination of which individuals are “specified employees” will be made in accordance with such rules and practices, consistent with Code Section 409A and interpretive regulations, as are established from time to time by the Board of Directors, or its designee, in its discretion (iii) the Grantee will not be treated as having terminated employment or service until that individual has incurred a separation from service within the meaning of Code Section 409A; (iv) no event will be treated as a Change in Control with respect to that Award unless it constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v); (v) neither the Company nor a Grantee may accelerate the payment (in time or schedule) of any amount deferred under this Plan, unless such acceleration is excepted from or permitted by Code Section 409A; (vi) neither the Plan nor an Award may be revised, amended or terminated in a manner that would cause a Grantee’s Award to be subject to early inclusion in income as provided in Code Section 409A prior to the actual settlement of the Award; and (vii) to the extent any other terms of the Plan or the applicable Award Agreement would subject the Grantee to gross income inclusion, interest, or additional tax pursuant to Code Section 409A prior to the actual settlement of the Award, those terms are to that extent superseded by, and shall be adjusted to the minimum extent necessary to satisfy, the applicable requirements of Code Section 409A. While this Agreement is intended to comply with Code Section 409A, neither the Company nor its Affiliates makes or has made any representation, warranty or guarantee of any federal, state or local tax consequences of any person’s entitlements under this Agreement, including, but not limited to, under Code Section 409A. Accordingly, in the event that the Plan or any Award shall be deemed not to comply with Code Section 409A, even after the application of this Section 34, the Company, the Committee and their designees and agents shall not be liable to any participant or other person for actions, decisions or determinations made by them in good faith. Except as otherwise specifically provided herein, Grantees are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Code Section 409A), and the Company shall not have any obligation to indemnify or otherwise hold any Grantee harmless from any or all of such taxes.

EMMIS COMMUNICATIONS CORP.

40 MONUMENT CIRCLE

INDIANAPOLIS, IN 46204

1

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 1 1 OF Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET 2 ANY CITY, ON A1A 1A1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME

THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K

CONTROL #

SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

0000000000

0 2

For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

0 0 0

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01 James M. Dubin 02 Greg A. Nathanson

03 Jeffrey H. Smulyan

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

2. approval of the 2016 Equity Compensation Plan, as set forth in Exhibit A to the accompanying proxy statement

3. authorization for the board of directors, at its discretion without further action of the shareholders, to amend Emmis’ Second Amended and Restated Articles of Incorporation to effect a 1 for 4 reverse stock split

4. Approval, in an advisory vote, of the compensation of Emmis’ named executive officers as disclosed in this proxy statement.

5. Ratification of the selection of Ernst & Young LLP as Emmis’ independent registered public accountants for the fiscal year ending February 28, 2017.

NOTE: This proxy confers discretionary authority for the proxy holders to vote on any other matter that may properly come before the meeting or any adjournments or postponements thereof.

For Against Abstain

0 0 0 0 0 0 0 0 0 0 0 0

For address change/comments, mark here. 0 (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting 0 0

0000294105_1 R1.0.1.25

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

JOB #

Signature [PLEASE SIGN WITHIN BOX] Date

SHARES CUSIP # SEQUENCE #

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

EMMIS COMMUNICATIONS CORPORATION One Emmis Plaza

40 Monument Circle Indianapolis, Indiana 46204

The undersigned hereby appoints Jeffrey H. Smulyan and J. Scott Enright, and each of them individually, as attorneys-in-fact and proxy, with full power of substitution and to vote as designated on the reverse side all shares of Class A Common Stock of Emmis Communications Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Thursday, July 7, 2016 at 10:00 a.m., local time, at One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204 and at any adjournment thereof.

This Proxy is Solicited on Behalf of the

Emmis Communications Corporation Board of Directors

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000294105_2 R1.0.1.25

EMMIS COMMUNICATIONS CORP.

40 MONUMENT CIRCLE

INDIANAPOLIS, IN 46204

1

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 1 1 OF Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET 2 ANY CITY, ON A1A 1A1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME

THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K

CONTROL #

SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For Withhold For All All All Except

0 0 0

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01 James M. Dubin 02 Greg A. Nathanson

03 Jeffrey H. Smulyan

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

2. approval of the 2016 Equity Compensation Plan, as set forth in Exhibit A to the accompanying proxy statement

3. authorization for the board of directors, at its discretion without further action of the shareholders, to amend Emmis’ Second Amended and Restated Articles of Incorporation to effect a 1 for 4 reverse stock split

4. Approval, in an advisory vote, of the compensation of Emmis’ named executive officers as disclosed in this proxy statement.

5. Ratification of the selection of Ernst & Young LLP as Emmis’ independent registered public accountants for the fiscal year ending February 28, 2017.

NOTE: This proxy confers discretionary authority for the proxy holders to vote on any other matter that may properly come before the meeting or any adjournments or postponements thereof.

For Against Abstain

0 0 0 0 0 0 0 0 0 0 0 0

For address change/comments, mark here. 0 (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting 0 0

0000294106_1 R1.0.1.25

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

JOB #

Signature [PLEASE SIGN WITHIN BOX] Date

SHARES CUSIP # SEQUENCE #

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

EMMIS COMMUNICATIONS CORPORATION One Emmis Plaza

40 Monument Circle Indianapolis, Indiana 46204

The undersigned hereby appoints Jeffrey H. Smulyan and J. Scott Enright, and each of them individually, as attorneys-in-fact and proxy, with full power of substitution and to vote as designated on the reverse side all shares of Class B Common Stock of Emmis Communications Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Thursday, July 7, 2016 at 10:00 a.m., local time, at One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204 and at any adjournment thereof.

This Proxy is Solicited on Behalf of the

Emmis Communications Corporation Board of Directors

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000294106_2 R1.0.1.25